                                                                    EXHIBIT 99.2


                          DAILEY INTERNATIONAL INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                    INDEX





Report of Independent Auditors.........................................    2
Consolidated Financial Statements:
Consolidated Balance Sheets............................................    3
Consolidated Statements of Operations..................................    4
Consolidated Statements of Stockholders' Equity........................    5
Consolidated Statements of Cash Flows..................................    6
Notes to Consolidated Financial Statements.............................    7

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Dailey International Inc.

    We have audited the accompanying consolidated balance sheets of Dailey International Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998, the eight month period ended December 31, 1997 and for each of the two years in the period ended April 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dailey International Inc. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the year ended December 31, 1998, eight month period ended December 31, 1997 and for each of the two years in the period ended April 30, 1997, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant operating losses and negative operating cash flows in recent periods and has a deficiency in stockholders' equity at December 31, 1998. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the outcome of this uncertainty.



                                                ERNST & YOUNG LLP

Houston, Texas
March 29, 1999

                            DAILEY INTERNATIONAL INC.

                           CONSOLIDATED BALANCE SHEETS


                                                                         DECEMBER 31,
                                                                    ----------------------
                                ASSETS                                1998         1997
                                                                    ---------    ---------
                                                                        (IN THOUSANDS)
Current assets:
  Cash and cash equivalents .....................................   $  32,843    $  59,837
  Accounts receivable, net ......................................      32,803       34,601
  Accounts receivable from affiliates ...........................         362         --
  Deferred income taxes .........................................          --          465
  Prepaid expenses and other current assets .....................       4,778        2,304
                                                                    ---------    ---------
         Total current assets ...................................      70,786       97,207
Revenue-producing tools and inventory, net ......................     141,524       79,056
Property and equipment, net .....................................      13,255        8,181
Deferred income taxes ...........................................        --           --
Accounts receivable from officer ................................        --            250
Goodwill, net ...................................................      22,275       19,183
Investment in joint venture .....................................       7,100         --
Other assets ....................................................      17,233        5,400
                                                                    ---------    ---------
         Total assets ...........................................   $ 272,173    $ 209,277
                                                                    =========    =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities ......................   $  25,055    $  23,804
  Accounts payable to affiliate .................................        --            483
  Income taxes payable ..........................................       3,987        2,417
  Current portion of long-term debt .............................       1,048          146
                                                                    ---------    ---------
         Total current liabilities ..............................      30,090       26,850
Long-term debt ..................................................     275,060      114,229
Deferred income taxes ...........................................       5,910        1,238
Other noncurrent liabilities ....................................       1,298        1,559
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.01 par value: 5,000,000 shares authorized;
    none issued .................................................        --           --
  Common stock, Class A, $0.01 par value: 20,000,000 shares
    authorized; 5,703,655 and 4,627,598 issued
    and 5,135,504 and 4,483,598 outstanding at
    December 31, 1998 and 1997, respectively;
    Class B, $0.01 par value: 10,000,000 shares
    authorized, 5,000,000 shares issued and outstanding at
    December 31, 1998 and 1997...................................         106           94
  Treasury stock (568,151 and 144,000 shares at
    December 31, 1998 and 1997, respectively) ...................      (4,048)      (1,047)
  Paid-in capital ...............................................      52,437       41,335
  Accumulated other comprehensive income ........................      (1,026)        (154)
  Retained earnings .............................................     (87,654)      25,173
                                                                    ---------    ---------
         Total stockholders' equity .............................     (40,185)      65,401
                                                                    ---------    ---------
         Total liabilities and stockholders' equity .............   $ 272,173    $ 209,277
                                                                    =========    =========

                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                    EIGHT MONTHS ENDED
                                                  YEAR ENDED           DECEMBER 31,               YEAR ENDED APRIL 30,
                                                  DECEMBER 31,   --------------------------    --------------------------
                                                      1998           1997          1996           1997            1996
                                                  -----------    -----------    -----------    -----------    -----------
                                                                                 (UNAUDITED)
                                                                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Revenues:
  Rental income ...............................   $    61,255    $    42,454    $    33,761    $    49,497    $    42,987
  Sales of products and
     services .................................        40,037         15,010         11,454         16,954         15,952
  Underbalanced drilling ......................        31,025         18,685           --             --             --
                                                  -----------    -----------    -----------    -----------    -----------
                                                      132,317         76,149         45,215         66,451         58,939
Costs and expenses:
  Cost of rentals .............................        43,442         24,525         21,469         31,527         27,617
  Cost of products and
     services .................................        24,443          9,142          6,131          8,775          7,857
  Cost of underbalanced
     drilling .................................        19,559         10,098           --             --             --
  Selling, general and
     administrative ...........................        34,126         13,672          7,748         11,543         11,829
  Depreciation and amortization ...............        24,481          8,106          4,197          6,593          5,726
  Reorganization cost .........................         3,413          2,453           --             --             --
  Non-cash compensation .......................           711            661           --            2,807           --
  Research and development ....................         1,192            190            549            850            728
  Provision for asset impairment ..............        53,037           --             --             --             --
                                                  -----------    -----------    -----------    -----------    -----------
                                                      204,404         68,847         40,094         62,095         53,757
                                                  -----------    -----------    -----------    -----------    -----------
Operating income (loss)........................       (72,087)         7,302          5,121          4,356          5,182
Other (income) expense:
  Interest income .............................        (3,425)        (1,342)          (410)          (640)          (104)
  Interest expense-nonaffiliates ..............        24,429          5,252            486            671            785
  Interest expense-affiliate ..................          --             --              172            162            182
  Other, net ..................................            42            396           (149)           188            278
                                                  -----------    -----------    -----------    -----------    -----------
Income (loss) before income taxes and
  extraordinary item ..........................       (93,133)         2,996          5,022          3,975          4,041
Provision for income taxes ....................         2,115          1,319          1,829          1,511          1,427
                                                  -----------    -----------    -----------    -----------    -----------
Income (loss) before extraordinary item .......       (95,248)         1,677          3,193          2,464          2,614
Extraordinary item, net of taxes ..............       (17,579)          --             --             --             --
                                                  -----------    -----------    -----------    -----------    -----------
Net income (loss) .............................   $  (112,827)   $     1,677    $     3,193    $     2,464    $     2,614
                                                  ===========    ===========    ===========    ===========    ===========
Earnings (loss) per share before
  extraordinary item:
  Basic .......................................   $     (9.67)   $      0.18    $      0.42    $      0.30            N/A
  Diluted .....................................   $     (9.67)   $      0.18    $      0.42    $      0.30            N/A
Earnings (loss) per share:
  Basic .......................................   $    (11.46)   $      0.18    $      0.42    $      0.30            N/A
  Diluted .....................................   $    (11.46)   $      0.18    $      0.42    $      0.30            N/A
Pro forma earnings per share:
  Basic .......................................           N/A            N/A            N/A            N/A    $      0.40
  Diluted .....................................           N/A            N/A            N/A            N/A    $      0.40
Weighted average shares
  outstanding:
  Basic .......................................     9,848,368      9,228,009      7,594,286      8,138,104            N/A
  Diluted .....................................     9,848,368      9,329,400      7,637,214      8,178,576            N/A
Pro forma weighted average shares
  outstanding:
  Basic .......................................           N/A            N/A            N/A            N/A      6,610,000
  Diluted .....................................           N/A            N/A            N/A            N/A      6,610,000

                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                             CLASS      CLASS                              ACCUMULATED
                                               A          B                                   OTHER                    TOTAL
                                  PREFERRED  COMMON     COMMON    TREASURY      PAID-IN   COMPREHENSIVE   RETAINED STOCKHOLDERS'
                                   STOCK      STOCK     STOCK      STOCK        CAPITAL      INCOME       EARNINGS    EQUITY
                                  --------- --------   --------   --------      --------  -------------  --------- -------------
                                                                       (IN THOUSANDS)
Balance at April 30, 1995 .......   $--     $   --     $     50   $   --        $  4,559     $   --      $ 28,418    $ 33,027
  Net income ....................    --         --         --         --            --           --         2,614       2,614
                                    -----   --------   --------   --------      --------     --------    --------    --------
Balance at April 30, 1996 .......    --         --           50       --           4,559         --        31,032      35,641
                                    -----   --------   --------   --------      --------     --------    --------    --------
  Net income ....................    --         --         --         --            --           --         2,464       2,464
  Dividend ......................    --         --         --         --            --           --       (10,000)    (10,000)
  Net proceeds from sale of stock    --           39       --         --          27,610         --          --        27,649
  Capital contribution ..........    --         --         --         --           5,000         --          --         5,000
  Purchases of treasury stock ...    --         --         --         (234)         --           --          --          (234)
  Provision for stock awards ....    --            4       --         --           2,803         --          --         2,807
                                    -----   --------   --------   --------      --------     --------    --------    --------
Balance at April 30, 1997 .......    --           43         50       (234)       39,972         --        23,496      63,327
                                    -----   --------   --------   --------      --------     --------    --------    --------
  Net income ....................    --         --         --         --            --           --         1,677       1,677
  Translation adjustment ........    --         --         --         --            --           (154)       --          (154)
                                                                                                                     --------
  Comprehensive income ..........                                                                                       1,523
                                                                                                                     --------
  Purchases of treasury stock ...    --         --         --         (813)         --           --          --          (813)
  Provision for stock awards ....    --         --         --         --             661         --          --           661
  Exercise of stock options .....    --            1       --         --             702         --          --           703
                                    -----   --------   --------   --------      --------     --------    --------    --------
Balance at December 31, 1997 ....    --           44         50     (1,047)       41,335         (154)     25,173      65,401
                                    -----   --------   --------   --------      --------     --------    --------    --------
  Net loss ......................    --         --         --         --            --           --      (112,827)   (112,827)
  Translation adjustment ........    --         --         --         --            --         (1,080)       --        (1,080)
  Unrealized gain on cash
     equivalent investments .....    --         --         --         --            --            208        --           208
                                                                                                                     --------
  Comprehensive income (loss) ...                                                                                    (113,699)
                                                                                                                     --------
  Stock issuance for
     acquisition, including
     returned shares ............    --           11       --       (2,747)        9,437         --          --         6,701
  Provision for stock awards ....    --            1       --                      1,665         --          --         1,666
  Purchase of treasury stock ....    --           --       --         (254)           --         --          --          (254)
                                    -----   --------   --------   --------      --------     --------    --------    --------
Balance at December 31, 1998 ....   $--     $     56   $     50   $ (4,048)     $ 52,437     $ (1,026)   $(87,654)   $(40,185)
                                    =====   ========   ========   ========      ========     ========    ========    ========


                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                       EIGHT MONTHS ENDED
                                                    YEAR ENDED             DECEMBER 31,              YEAR ENDED APRIL 30,
                                                    DECEMBER 31,    --------------------------    --------------------------
                                                       1998            1997           1996           1997           1996
                                                   -------------    -----------    -----------    -----------    -----------
                                                                                   (UNAUDITED)
                                                                        (IN THOUSANDS)
OPERATING ACTIVITIES:
Net income (loss) ..............................   $    (112,827)   $     1,677    $     3,193    $     2,464    $     2,614
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities:
  Extraordinary loss on repurchase of notes ....          17,579
  Depreciation .................................          20,432          7,339          4,157          6,530          5,689
  Amortization .................................           4,049            767             40             63             37
  Deferred income taxes ........................           2,437            100            511           (783)          (816)
  Write-off/amortization of debt
     issuance costs.............................             806           --             --             --             --
  Provision for asset impairment...............           53,037           --             --             --             --
Provision for doubtful accounts ................           2,176            561            208            305            256
  (Gain) loss on sale and disposition of
     property and equipment ....................            (311)            10            (11)           159              6
Provision for stock awards .....................           1,665            661           --            2,807           --
Changes in operating assets and liabilities
  (net of the effects of acquisitions):
  Accounts receivable trade ....................           9,058         (9,497)        (5,960)        (2,605)        (2,498)
  Accounts receivable from/payable to
     officers and affiliates ...................           4,780             41         (4,570)           628           (538)
  Prepaid expenses and other ...................          (9,677)          (171)        (1,716)          (972)           347
  Accounts payable and accrued liabilities .....          (3,261)        10,526          4,823          1,575           (932)
  Income taxes payable .........................             570         (1,322)           690          1,492            741
                                                   -------------    -----------    -----------    -----------    -----------
Net cash provided by (used in) operating
  activities ...................................          (9,487)        10,692          1,365         11,663          4,906

INVESTING ACTIVITIES:
Additions to revenue-producing tools and
  inventory ....................................         (47,473)       (22,792)       (15,696)       (21,825)       (12,173)
Inventory transferred to cost of rentals .......           7,138          6,386          4,311          5,913          5,521
Revenue-producing tools lost in hole,
  abandoned and sold ...........................           2,364          1,976          1,419          1,983          2,551
Additions to property and equipment ............          (9,382)        (8,394)          (509)          (660)          (883)
Proceeds from sale of property and equipment ...           1,923            617             94            126            916
Investment in joint venture.....................          (7,100)          --             --             --             --
Acquisitions ...................................         (96,884)       (46,226)          --           (1,584)          --
Unrealized gain on cash equivalent investments .             208           --             --             --             --
                                                   -------------    -----------    -----------    -----------    -----------
Net cash used in investing activities ..........        (149,206)       (68,433)       (10,381)       (16,047)        (4,068)

FINANCING ACTIVITIES:
Proceeds from the issuance of debt .............         268,125        159,597            400            400          1,300
Payments on outstanding debt ...................        (122,442)       (52,826)        (4,628)        (5,198)        (1,967)
Extraordinary loss on repurchase of notes ......         (12,650)
Financing costs ................................            --           (4,129)          --             --             --
Payment of promissory note .....................            --             --           (5,000)        (5,000)          --
Purchase of treasury stock .....................            (254)          (813)          --             (234)          --
Exercise of stock options ......................            --              703           --             --             --
Net proceeds from sale of common stock .........            --             --           27,834         27,649           --
                                                   -------------    -----------    -----------    -----------    -----------
Net cash provided by (used in) financing
  activities ...................................         132,779        102,532         18,606         17,617           (667)
Effect of foreign  exchange  rate changes
  on cash.......................................          (1,080)          (154)          --             --             --
                                                   -------------    -----------    -----------    -----------    -----------

Increase (decrease) in cash and cash
  equivalents ..................................         (26,994)        44,637          9,590         13,233            171
Cash and cash equivalents at beginning of
  period .......................................          59,837         15,200          1,967          1,967          1,796
                                                   -------------    -----------    -----------    -----------    -----------
Cash and cash equivalents at end of period .....   $      32,843    $    59,837    $    11,557    $    15,200    $     1,967
                                                   =============    ===========    ===========    ===========    ===========


                             See accompanying notes.

                          DAILEY INTERNATIONAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


1. GOING CONCERN

     In response to adverse industry conditions, the Company began during the third quarter of 1998 to review and implement cost saving strategies to reduce its cost structure to bring it more in line with then current industry conditions, including consolidating or eliminating operations and reducing overhead. As a result of these efforts, the Company recorded a reorganization charge during 1998 of $3.4 million. (See Note 17). The Company has continued to review methods in which it can reduce its cost structure and reduce overhead; however, the Company believes that its ability to further reduce costs is severely limited due to unfavorable terms in employment agreements, which require an aggregate of approximately $9.8 million in severance costs in the event of early termination.

    In addition, the Company retained an investment bank to advise the Company on alternatives to enhance shareholder value, including acquisitions and/or divestitures of certain businesses. Although the Company will continue to review opportunities presented to it for the sale or divestiture of businesses, the Company currently does not have any intent of disposing of any of its assets or businesses.

     Assuming no further deterioration in market conditions and demand for the Company's products and services, the Company believes its existing cash as well as its capacity to obtain additional financing from third parties will allow it to continue to finance its operations through 1999. In this regard, the Company currently has no outstanding debt other than under the Senior Notes (see Note
10) and debt assumed in the IDS acquisition (see Note 4), and believes that it has capacity, utilizing all or part of its assets as security, to borrow additional funds from a bank or other lender, that will be sufficient to allow the Company to fund its operations through 1999. However, the Company currently does not have any commitment or other indication from any third party of its willingness to lend the Company such additional funds and no assurance can be given that such a financing transaction can be completed on terms acceptable to the Company. In the event the Company is unable to obtain such third party financing, the Company does not believe its cash on hand and current level of operations will be sufficient to fund its operations during 1999, in which case the Company will be required to sell assets, negotiate a restructuring of debt obligations with the holders of its Senior Notes or seek protection under the United States bankruptcy code. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the outcome of this uncertainty.

2. ORGANIZATION AND PUBLIC OFFERING

    The accompanying consolidated financial statements reflect the operations of Dailey International Inc. (formerly Dailey Petroleum Services Corp.), a Delaware corporation. In June 1996, Dailey Petroleum Services Corp. was merged with Dailey Corporation (which changed its name to Dailey Petroleum Services Corp.). In October 1997, Dailey Petroleum Services Corp. changed its name to Dailey International Inc., hereinafter referred to as the "Company" or "Dailey."

    In October 1997, the Company changed its fiscal year end to December 31, effective December 31, 1997. For purposes of this financial statement presentation, the eight month period ended December 31, 1997 represents the transition period from May 1, 1997 (April 30, 1997 being the last fiscal year end) through December 31, 1997. The unaudited results for the eight months ended December 31, 1996 have been presented for comparative purposes.

     The Company currently manages its operations in two business segments: (1) downhole products and services and (2) underbalanced drilling services. Downhole products and services are comprised of the Company's directional drilling services, electric wireline services, tubing conveyed perforating services and downhole tool rentals. The Company's underbalanced drilling services were acquired through the Company's acquisition of Air Drilling International, Inc. ("ADI") in June 1997. Founded in 1945 as a rental tool company, Dailey began offering directional drilling services in 1984 and currently provides such services in the Gulf of Mexico, the United States Gulf Coast region, and most recently, Venezuela, Louisiana and the Austin Chalk formation in Texas. In June 1997, the Company acquired ADI and, as a result, became a leading provider worldwide of air drilling services for underbalanced drilling applications. The Company operates in one business segment. In January 1998, the Company acquired the operating assets and liabilities of Directional Wireline Services, Inc. ("DWS"), DAMCO Tong Services, Inc. and DAMCO Services, Inc. (collectively, "DAMCO", and with DWS, "DWS/DAMCO"), which are headquartered in Houma, Louisiana. DWS/DAMCO provides specialized drilling, workover, completion and production services to the Gulf of Mexico and Nigerian markets. In March 1998, the Company acquired Integrated Drilling Systems, Limited ("IDS"), which is headquartered in Aberdeen, Scotland. IDS manufactures directional drilling tools. In August 1998, the Company acquired substantially all of the assets of the directional drilling business of Transocean Petroleum Technology Limited ("Transocean") located in Aberdeen, Scotland. In December 1998 Dailey, through its subsidiary Air Drilling Services, Inc., acquired 51% of International Nitrogen Services, Inc. ("INS"), a joint venture with MG Generon, Inc. The company, headquartered in Houston, Texas, provides non-cryogenic nitrogen generators and production units for use in the on-site production of nitrogen for injection in downhole drilling of oil and gas.

    Prior to June 1996, Dailey was a wholly-owned subsidiary of Lawrence Industries, Inc. ("Lawrence"). In June 1996, in preparation for the initial public offering of Class A Common Stock of Dailey, Lawrence reorganized its ownership of the Company into a holding company structure through a forward triangular merger of Dailey Petroleum Services Corp., into a newly-formed, wholly-owned indirect subsidiary of Lawrence called Dailey Corporation (the "Reorganization"), which is now Dailey International Inc. The effect of the forward triangular merger has been reflected retroactively in the accompanying financial statements. In August 1996, the Company completed its initial public offering of 3,910,000 shares of Class A Common Stock (the "1996 IPO").

    Dailey's Restated Certificate of Incorporation provides for three classes of stock: Class A Common Stock, Class B Common Stock and Preferred Stock. The Board of Directors is empowered to authorize the issuance of Preferred Stock in one or more series and to fix the rights, powers, preferences and limitations of each series. A holder of Class B Common Stock may convert its Class B Common Stock into Class A Common Stock at any time at the ratio of one share of Class A Common Stock for each share of Class B Common Stock. In the event of liquidation, holders of Class A Common Stock and Class B Common Stock share with each other on a ratable basis as a single class in the net assets of the Company available for distribution. In addition, shares of Class B Common Stock convert automatically into a like number of shares of Class A Common Stock upon the sale or transfer of such shares to a person or entity that is not a member of the Lawrence Group (as defined in the Company's Restated Certificate of Incorporation).

    Net proceeds from the sale of the stock in the 1996 IPO were $27.6 million. The Company used $5.0 million of the proceeds from the 1996 IPO to repay the outstanding balance of a $10.0 million promissory note, which was incurred in connection with a dividend declared on June 27, 1996 (the "Dividend"). Prior to commencement of the IPO, the Company's sole stockholder contributed to the capital of the Company $5.0 million of the outstanding principal of such note. The statement of operations for the year ended April 30,

1996 includes pro forma per share data which gives effect to the number of shares from which proceeds would have been used to pay the Dividend (an additional 1,250,000 shares assuming a per share offering price of $8.00, thus earnings per share for the year ended April 30, 1996, were based on 6,610,000 shares of Common Stock outstanding). Historical earnings per share excluding the pro forma effect of the dividend was $0.49 per share for the year ended April 30, 1996.


    Effective July 14, 1998, the shareholders of Dailey's Class B Common Stock changed the structure under which they owned their Class B Common Stock through a reorganization whereby the shareholders contributed all of the stock in a company controlled by the shareholders (which company's assets consisted solely of 5,000,000 shares of Class B Common Stock of Dailey) to Dailey in exchange for 5,000,000 new shares of Dailey's Class B Common Stock. As a result of these transactions, Dailey acquired the net operating loss carryforward of the company, for which an offsetting allowance was provided. These transactions had no effect on Dailey's financial position or results of operation or number of outstanding shares of Class B Common Stock.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

    The Company has historically had significant transactions with Lawrence and its affiliates which are reflected in the accompanying consolidated financial statements on the basis established between the Company and Lawrence. See Notes 9 and 13.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

    The Company considers all investments with maturities of three months or less when purchased to be cash and cash equivalents.

Accounts Receivable

    Accounts receivable are net of allowances for doubtful accounts of $4.4 million and $1.8 million at December 31, 1998 and 1997,respectively.

Revenue-Producing Tools and Inventory

    Revenue-producing tools and inventory are stated at cost utilizing the first-in, first-out method. Revenue-producing tools are depreciated on the straight-line method over their estimated useful lives of 5 to 7 years. Tools lost in hole and billed to customers and tools abandoned are included in sales of products and services and the related write-off of the tools' net book values are included in costs of products and services in the accompanying consolidated statements of operations.

    Tools manufactured and assembled are transferred to revenue-producing tools as completed at the total cost of components, subassemblies, expendable parts, direct labor and indirect costs of each tool. For U.S. and certain international locations, components, subassemblies and expendable parts are capitalized as inventory and expensed as tools are repaired and maintained. Components, subassemblies and expendable parts are expensed when shipped to certain international locations.

Capitalized Interest

    Interest costs for the construction of revenue-producing tools are capitalized. The Company capitalized interest costs of $1.2 million and $396,000 on work in progress for the twelve months ended December 31, 1998 and eight months ended December 31, 1997, respectively. Such amounts were not significant in other prior periods.

Property and Equipment

    Property and equipment are stated at cost. Depreciation is calculated primarily on the straight-line method over the estimated useful lives of 5 to 30 years for buildings and improvements, 3 to 10 years for machinery and equipment, 4 to 10 years for furniture and fixtures and 3 to 7 years for other property and equipment.

    Maintenance and repairs are charged to expense as incurred. Major repairs and improvements are capitalized and depreciated. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are removed from the related accounts and any gain or loss is recognized in operations.

Investment in Joint Venture

    The Company accounts for its 51% investment in INS using the equity method of accounting. The equity method is utilized due to the participating rights of the minority shareholder.

Intangible Assets

    Patents and other intangibles are amortized over 5 to 17 years and goodwill is amortized over 20 to 40 years. Accumulated amortization, including goodwill amortization, was $4.0 million and $1.2 million, as of December 31, 1998 and December 31, 1997, respectively. (See Note 18).

Impairment of Long-Lived Assets

    The carrying value of long-lived assets, principally revenue-producing tools, goodwill and property and equipment, is reviewed for potential impairment when events or changes in circumstance indicate that the carrying amount of such assets may not be recoverable. The determination of recoverability is made based upon the estimated undiscounted future net cash flows of the related asset. The amount of impairment, if any, is determined by comparing the carrying value of the related asset to its determined current fair value. (See Note 18).

Stock Based Compensation

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") establishes alternative methods of accounting and disclosure for employee stock-based compensation arrangements. The Company has elected to use the "intrinsic value based method" of accounting for its stock option plans. This method does not result in the recognition of compensation expense at the time employee stock options are granted, if the exercise price of the option equals or exceeds the fair market value of the stock at the date of grant. (See Note 16).

Income Taxes

    The Company was included in the consolidated U.S. federal income tax return of Lawrence for taxable periods ending on the closing of the 1996 IPO. The Company and Lawrence are jointly and severally liable with respect to taxes related to periods prior to the 1996 IPO. The Company and its subsidiaries currently file separate income tax returns. The accompanying consolidated financial statements reflect the income tax provisions of the Company on a separate return basis for all years with no U.S. federal tax operating loss, tax credit, or foreign credit carryforwards generated prior to May 1, 1988 allocated to the Company by Lawrence.

    Pursuant to the Tax Allocation Agreement entered into by the Company and Lawrence, the Company paid to Lawrence an amount equal to the federal income tax computed on the Company's (and its subsidiaries) taxable income less any tax credits generated by the Company or its subsidiaries. The Tax Allocation Agreement applies to the Company for all years in which the Company (or any predecessor) is or was included in the Lawrence consolidated federal income tax return. To the extent a state or other taxing jurisdiction requires or permits a consolidated, combined or unitary tax return to be filed by Lawrence and its affiliates and such return includes the Company, the principles expressed with respect to the consolidated federal tax allocation will apply.

Foreign Currency Exchange

    The U.S. dollar is the functional currency for the majority of the Company's operations. Foreign exchange gain (loss) for the twelve months ended December 31, 1998 was $256,000, and for the eight months ended December 31, 1997 and 1996 was $296,000 and ($135,000), respectively, and for the fiscal years ended April 30, 1997 and 1996 was $19,000 and $239,000, respectively.

Earnings Per Share

     The Company has reported earnings per share for all periods in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"). Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options has been excluded. The method of calculating diluted earnings per share is similar to fully diluted earnings per share which was previously not required to be reported if the effect of the dilution was less than three percent. Earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the SFAS No. 128 requirements. SFAS No. 128 resulted in no change in restated basic earnings per share for the years ended April 30, 1997 and 1996.

Reclassifications

    Certain reclassifications have been made to the eight months ended December 31, 1997 and years ended April 30, 1997 and 1996 financial statements to conform to the current year presentation.

New Accounting Pronouncements

    SFAS No. 130. In June 1997, the Financial Accounting Standards Board ("the FASB") issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components. SFAS No. 130 requires that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement displayed in equal prominence with the other financial statements. SFAS No. 130 is effective for both interim and annual periods beginning after December 15, 1997. The Company adopted the provisions on January 1, 1998.

    SFAS No. 131. Also in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company adopted the new requirements at December 31, 1998.

    SFAS NO. 133. In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities", which establishes standards for the recognition and measurement of derivatives and hedging activities. SFAS No. 133 requires all derivatives to be recorded on the balance sheet at fair value and establishes "special accounting" for the following three different types of hedges: hedges of changes in the fair value of assets, liabilities, or firm commitments (referred to as fair value hedges); hedges of the variable cash flows of forecasted transactions (cash flow hedges); and hedges of foreign currency exposures of net investments in foreign operations. Changes in fair value of derivatives that do not meet the criteria of one of these three categories of hedges are included in income. SFAS No. 133 is effective for years beginning after June 15, 1999, at which time the Company will adopt this provision. The Company does not expect SFAS No. 133 to have a material effect on the Company's financial statements.

4. ACQUISITIONS

    ADI Acquisition: In June 1997, the Company purchased the stock of ADI (a provider of air drilling services for underbalanced drilling applications) for $46.4 million, including the repayment of approximately $16.8 million of ADI indebtedness, financed with bank debt of $45.5 million and proceeds from the Company's initial public offering in 1996. The ADI acquisition was accounted for under the purchase method of accounting. As a result, the assets and liabilities of ADI were recorded at their estimated fair market values as of the date of the ADI Acquisition. The Company recorded goodwill of approximately $21.1 million relating to the excess of the purchase price over the fair market value of ADI's assets, which will be amortized over 20 years and result in approximately $1.1 million in amortization expense per year.

    DWS/DAMCO Acquisition: In January 1998, the Company acquired the operating assets and liabilities of DWS/DAMCO. The aggregate purchase price for DWS/DAMCO was $61 million financed with proceeds from a $115 million 9 3/4% senior notes offering in August 1997 and borrowings under the Company's revolving credit facility. The acquisition was accounted for under the purchase method of accounting, accordingly the assets and liabilities of DWS/DAMCO were recorded at their estimated fair market values as of the date of acquisition. The Company recorded goodwill of approximately $32.5 million relating to the excess of the purchase price over the fair market value of the assets, which was to be amortized over 25 years and result in approximately $1.2 million in amortization expense per year. Based on the Company's review of long-lived assets, including goodwill, the remaining unamortized goodwill balance of $31.3 million at December 31, 1998 was deemed to be fully impaired. (See Note 18).

     IDS Acquisition: The Company acquired the outstanding capital stock of IDS in March 1998 (with additional consideration paid in July 1998 in connection with the resolution of certain contingencies) for approximately $18.8 million in cash and 1,064,000 shares of Class A Common Stock (309,516 shares were returned in July 1998), plus assumption of debt of approximately $6.5 million. The IDS Acquisition was accounted for under the purchase method of accounting. The assets and liabilities of IDS were recorded at their estimated fair market values as of the date of acquisition. The Company recorded approximately $20.3 million in goodwill, representing the excess of the purchase price over the estimated fair market value of the IDS assets, which was to be amortized over 25 years and result in additional annual amortization expense of $788,000. Based on the Company's review of long-lived assets, including goodwill, the remaining unamortized goodwill of $19.7 million at December 31, 1998 was deemed to be fully impaired. (See Note 18).

    Transocean Acquisition: In August 1998, the Company acquired substantially all of the assets of the directional drilling business of Transocean located in Aberdeen, Scotland for $10 million in cash. The Company assumed certain Transocean directional contracts and operations in the North Sea and Europe. The Transocean Acquisition was accounted for under the purchase method of accounting. The assets and liabilities were recorded at their estimated fair market value as of the date of the acquisition. The Company recorded goodwill of $1.2 million relating to the excess of purchase price over the fair market value of the assets, which will be amortized over 25 years and result in approximately $48,000 in amortization expense per year. The purchase price allocation was based on preliminary estimates and may be revised at a later date.

    INS Acquisition: In December 1998, the Company acquired 51% of INS for approximately $7.1 million cash, subject to a purchase price adjustment of up to $500,000 based on future earnings. INS, a joint venture with MG Generon, provides non-cryogenic nitrogen generators and production units for use in the on-site production of nitrogen for injection in downhole drilling of oil and gas wells. The joint venture is accounted for using the equity method of accounting.

    The pro forma unaudited results of operations for the years ended December 31, 1998 and April 30, 1997 and the eight months ended December 31, 1997 and 1996, assuming consummation of the purchase of ADI and DWS/DAMCO as of January 1, 1997, utilizing a portion of the proceeds from the issuance of the $275 million Senior Notes, are as follows:


                                                          EIGHT MONTHS ENDED
                                       YEAR ENDED            DECEMBER 31,           YEAR ENDED
                                       DECEMBER 31,  ---------------------------      APRIL 30,
                                           1998          1997          1996(a)         1997(a)
                                      -------------  ------------  -------------    ----------
                                                                    (UNAUDITED)
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues ............................. $  134,534    $     80,364   $     60,129    $     92,592
Income (loss) before
  extraordinary item..................    (95,225)          1,755           (686)          1,964
Net income (loss) ....................   (112,804)          1,755           (686)          1,964
Basic earnings (loss) per share ......     (11.45)           0.19          (0.09)           0.24
Diluted earnings (loss) per share ....     (11.45)           0.19          (0.09)           0.24


 (a)     Before extraordinary item related to ADI.

    The pro forma information includes adjustments for additional depreciation and amortization expense associated with the purchase price allocation using the respective lives for goodwill and an average life of seven years for fixed assets, increased interest expense for the additional borrowings under the credit facility as if they were incurred at the beginning of the period and related adjustments for income taxes. The pro forma information is not necessarily indicative of the results of operations had the acquisition been effected on the assumed dates or the results of operations for any future period. The IDS Acquisition, Transocean Acquisition and the INS joint venture were not significant acquisitions and have not been included in the pro forma unaudited results above.

5. REVENUE-PRODUCING TOOLS AND INVENTORY

                                                               DECEMBER 31,
                                                       ----------------------------
                                                           1998             1997
                                                       ------------    ------------
                                                              (IN THOUSANDS)
Revenue-producing tools ............................   $    159,993    $     95,266
Accumulated depreciation ...........................        (53,325)        (37,284)
                                                       ------------    ------------
                                                            106,668          57,982
Inventory:
  Components, subassemblies and expendable parts ...         30,711          17,748
  Rental tools and expendable parts under
     production ....................................          2,247           2,100
  Raw materials ....................................          1,898           1,226
                                                       ------------    ------------
                                                             34,856          21,074
                                                       ------------    ------------
         Revenue-Producing Tools and Inventory .....   $    141,524    $     79,056
                                                       ============    ============

6. PROPERTY AND EQUIPMENT

                                                       DECEMBER 31,
                                                ------------------------
                                                   1998          1997
                                                ----------    ----------
                                                     (IN THOUSANDS)
Land ........................................   $    2,305    $    1,072
Buildings and improvements ..................        7,363         6,624
Machinery and equipment .....................       16,960        15,312
Furniture and fixtures ......................        1,736         1,825
Other .......................................        2,031         1,421
                                                ----------    ----------
                                                    30,395        26,254
Accumulated Depreciation ....................      (17,140)      (18,073)
                                                ----------    ----------
          Property and Equipment ............   $   13,255    $    8,181
                                                ==========    ==========

7. OTHER ASSETS

                                                                   December 31,
                                                            --------------------------
                                                                1998           1997
                                                            -----------     ----------
                                                                   (IN THOUSANDS)
Debt issuance costs....................................     $     8,768     $    4,443
Patents................................................           4,566            460
Convenants not to compete..............................           2,050             50
                                                            -----------     ----------
                                                                 15,384          4,953
Other..................................................           4,655          2,021
Accumulated amortization...............................          (2,806)        (1,574)
                                                            -----------     ----------
  Other Assets.........................................     $    17,233     $    5,400
                                                            ===========     ==========

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                 DECEMBER 31,
                                                          ---------------------
                                                             1998       1997
                                                          ---------   ---------
                                                              (IN THOUSANDS)
Trade accounts payable ................................   $   3,549   $   9,637
Accrued salaries and vacation .........................       5,194       3,451
Agent commissions payable .............................         237       1,256
Accrued expenses and other ............................      16,075       9,460
                                                          ---------   ---------
          Accounts Payable and Accrued Liabilities ....   $  25,055   $  23,804
                                                          =========   =========

9. RELATED PARTY TRANSACTIONS

    The accompanying consolidated statements of operations include annual rental charges from Lawrence and from Company executives for office facilities and manufacturing and service center facilities. See Note 13.

    The affiliate balances are non-interest bearing and have no fixed repayment terms.

    During 1998 the Company paid an aggregate of $167,000 to relatives of, and entities controlled by, the Company's Chairman of the Board relating to miscellaneous goods and services.

    The Company provided Lawrence and certain of its affiliates with various administrative and management services including cash management, accounting, tax, data processing, human resources and legal services in all periods presented. During the year ended April 30, 1996, the Company also utilized from time to time the aircraft owned by a Lawrence subsidiary. The effect of the estimated fair values of these services rendered less services received was not significant to the results of operations.

    The Company participates in the "Lawrence Companies Retirement Plan", a defined contribution benefit plan, covering all Dailey employees. Contributions are determined as 50% of the employee's contribution up to 3% of the employee's total compensation. Amounts charged to benefit costs and contributed to the plan for the years ended December 31, 1998 and April 30, 1997 and 1996 totaled $527,000, $203,000 and $178,000, respectively and for the eight months ended December 31, 1997 and 1996 were $212,000 and $142,000, respectively.

10. BORROWING ARRANGEMENTS AND EXTRAORDINARY ITEM

    Long-term debt consisted of the following:


                                                        DECEMBER 31,
                                                --------------------------
                                                    1998          1997
                                                -----------    -----------
                                                              (IN THOUSANDS)
9 1/2% Senior Notes .........................   $   275,000    $      --
9 3/4% Senior Notes .........................          --          114,223
Loans payable to a bank .....................         1,102           --
Other .......................................             6            152
                                                -----------    -----------
                                                    276,108        114,375
Less current portion of long-term debt ......        (1,048)           146
                                                -----------    -----------
          Total long-term debt ..............   $   275,060    $   114,229
                                                ===========    ===========

    Interest paid during the years ended December 31, 1998 and April 30, 1997 and 1996 was $24,429,000, $858,000 and $956,000, respectively. Interest paid for the eight months ended December 31, 1997 and 1996 was $683,000 and $658,000, respectively.

     At December 31, 1998, the Company had term loans of $1.1 million with a bank, approximately $1 million of which mature in 1999. The term loans were assumed in the IDS Acquisition and bear interest at various rates ranging from 8.75% to 10.50%.

    On August 19, 1997, the Company issued $115.0 million of 9 3/4% Senior Notes due 2007 at a discount of 0.785%, and a portion of the proceeds was used to repay the outstanding note payable to a bank.

    On February 13, 1998, the Company issued $275 million of 9 1/2% Senior Notes due 2008 (the "Senior Notes"). Of the $268.1 million net proceeds to the Company, approximately $127.7 million were utilized to repurchase at a premium of 111% of their principal amount all of the outstanding principal amount of the Company's 9 3/4% Senior Notes (the "Old Notes") and approximately $7.5 million were utilized to repay outstanding debt under the Company's revolving credit facility. As a result of the repurchase of the Old Notes, the Company recorded an extraordinary loss of approximately $17.6 million, or $1.79 per diluted share, with no related income tax benefit, representing the excess of the purchase price for the Old Notes over their carrying value on the date of repurchase. The Senior Notes are unsecured senior obligations of the Company. The Senior Notes are redeemable at the option of the Company on or after February 15, 2003 at stipulated redemption prices.

     The Company had two letters of credit outstanding totaling $281,000 and $384,000 at December 31, 1998 and 1997, respectively.

11. INCOME TAXES

                                                                 EIGHT MONTHS ENDED                YEAR ENDED
                                                 YEAR ENDED         DECEMBER 31,                    APRIL 30,
                                                DECEMBER 31,  --------------------------    --------------------------
                                                    1998         1997            1996          1997            1996
                                                -----------   -----------    -----------    -----------    -----------
                                                                              (UNAUDITED)
                                                                             (IN THOUSANDS)
Income (loss) before income taxes and
  extraordinary item:
  U.S. operations ...........................   $  (66,043)   $     2,135    $     4,583    $     3,858    $     4,072
  Foreign operations ........................      (27,090)           861            439            117            (31)
                                                -----------   -----------    -----------    -----------    -----------
     Income (loss) before income taxes
       and extraordinary item ...............   $  (93,133)   $     2,996    $     5,022    $     3,975    $     4,041
                                                ===========   ===========    ===========    ===========    ===========
Income tax provision (benefit):
  U.S. current ..............................   $     (357)   $      (987)   $       857    $       679    $       941
  Foreign current ...........................        2,267          1,222          1,716          1,358          1,302
  U.S. deferred .............................          183            978         (1,069)          (783)          (816)
  State and local current ...................           22            106            325            257           --
                                                -----------   -----------    -----------    -----------    -----------
     Income tax provision ...................   $    2,115    $     1,319    $     1,829    $     1,511    $     1,427
                                                ===========   ===========    ===========    ===========    ===========


    Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. A summary of the components of deferred tax liabilities and assets are as follows:



                                                            DECEMBER 31,
                                                     ------------------------
                                                        1998          1997
                                                     ----------    ----------
                                                          (IN THOUSANDS)
Deferred tax liabilities:
  Revenue-producing tools and property and
     equipment ...................................   $    8,237    $    3,840
                                                     ----------    ----------
Deferred tax assets:
  Stock award salary expense .....................          399            62
  Net operating loss carryforward ................       21,362         1,510
  Provision for doubtful accounts ................        1,250           900
  Uniform capitalization costs and inventory
     reserve .....................................        1,176           640
  Vacation and workers' compensation accruals ....        1,137           248
  Foreign tax credit carryforward ................           --            --
  Intangibles ....................................       10,318            --
  Other ..........................................          562           260
                                                     ----------    ----------
     Total deferred tax assets ...................       36,204         3,620
Valuation allowance for deferred tax assets ......      (33,877)         (553)
                                                     ----------    ----------
                                                          2,327         3,067
                                                     ----------    ----------
Net deferred tax assets (liabilities) ............   $   (5,910)   $     (773)
                                                     ==========    ==========


    The difference between the United States statutory rate and the Company's effective income tax rate is reconciled as follows:

                                                               EIGHT MONTHS ENDED
                                                YEAR ENDED        DECEMBER 31,                APRIL 30,
                                               DECEMBER 31,  ----------------------    ----------------------
                                                  1998          1997        1996         1997         1996
                                               ------------  ---------   ----------    ---------    ---------
                                                                         (UNAUDITED)
United States statutory rate ................       (34.0%)       34.0%        34.0%        34.0%        34.0%
Increases (reductions) in tax rate
  resulting from:
  Meals and entertainment ...................           .2         4.3          2.7          2.7          2.2
  State taxes, net of federal benefit .......           --         2.3          4.2          4.2           --
  Dissolution of partnership ................           --          --           --           --         20.0
  Benefit of net operating loss
     carryforward ...........................           --       (31.4)          --           --        (23.2)
  Foreign income and withholding,
     net of federal benefit .................          4.7        25.5          3.1          3.1          2.6
  Nondeductible goodwill amortization .......           .4         6.4           --           --           --
  Increase in valuation allowance ...........         23.7          --           --           --           --
  Goodwill impairment .......................          7.1          --           --           --           --
  Other .....................................           .2         2.9         (7.6)        (6.0)         (.3)
                                               ------------  ---------   ----------    ---------    ---------
        Effective income tax rate............          2.3%       44.0%        36.4%        38.0%        35.3%
                                               ============  =========   ==========    =========    =========


    At December 31, 1998, the Company had foreign net operating loss carryforwards of approximately $9.1 million which can be carried forward indefinitely. A valuation allowance in the amount of $1.9 million has been recorded as the Company believes the corresponding deferred tax asset will not be realized. The Company also had approximately $54.5 million of domestic net operating loss carryforwards which will begin to expire in 2011. Approximately $1.6 million of the domestic net operating loss carryforwards are subject to certain separate return and change in ownership limitations. Accordingly, the Company has recorded a valuation allowance of $553,000 against these net operating loss carryforwards as the Company believes that the corresponding deferred tax asset may not be realizable. In addition, the Company has recorded a valuation allowance of $31.5 million against the remaining domestic net operating loss carryforward as the Company believes the corresponding deferred tax asset may not be realizable.

    The valuation allowance increased from $553,000 to $33.9 million at December 31, 1998 due to foreign and domestic operating losses generated during the year, which the Company believes may not be realizable. The valuation allowance decreased from $1.1 million to $553,000 at December 31, 1997. In connection with the Company's decision to change its fiscal year end to December 31, the Company determined that the net foreign tax credit carryforward could not be utilized and was therefore written off resulting in a $1.1 million decrease in the valuation allowance. In addition, the Company recorded a $553,000 valuation allowance against its domestic net operating loss carryforwards.

     There was no income tax expense or benefits associated with the components of accumulated other comprehensive income for the year ended December 31, 1998 and the eight month period ended December 31, 1997.

    No provision is made for U.S. income and foreign withholding taxes applicable to undistributed earnings of foreign subsidiaries as those earnings are considered to be permanently reinvested.

    The Company is currently engaged in tax audits and appeals in various tax jurisdictions. The years covered by each audit or appeal vary considerably among legal entities. Assessments, if any, are not expected to have a material adverse effect on the financial statements.

    Income taxes paid during the year ended December 31, 1998 and April 30, 1997 and 1996 were $ 785,000, $608,000 and $538,000, respectively. Income taxes paid for the eight months ended December 31, 1997 and 1996 were $2.0 million and $461,000, respectively.

12. ROYALTIES

    In 1986, the Company purchased the design, patents and rights to certain hydraulic tools and entered into a royalty agreement with the seller which expires in 1999 and 2003. Royalty agreements were executed between the Company and the royalty owner in 1993 and 1994 on patents related to a double-acting drilling accelerator and improvements to hydraulic drilling jars. In March 1994, the royalty agreements were amended to cap royalties through December 1999, with the royalty percentage decreasing from January 2000 to expiration of the applicable patents. Upon expiration of the patents, no royalties will be required. For the years ended December 31, 1998 and April 30, 1997 and 1996, royalty expense was $1,068,000 $879,000 and $843,000, respectively. For the eight months ended December 31, 1997 and 1996 royalty expense was $742,000 and $608,000, respectively. The owner of the royalty was an officer of the Company until October 1994.

13. COMMITMENTS AND CONTINGENCIES

    The Company leases office space, transportation equipment and other property under noncancelable operating leases with third parties and office facilities and manufacturing and service center facilities with related parties. See Note
9. Future minimum lease commitments under noncancelable operating leases at December 31, 1998 are as follows:


                               THIRD
                              PARTIES       AFFILIATES       TOTAL
                            ----------     ------------   ----------
                                          (IN THOUSANDS)
1999 ....................   $    1,194     $      1,123   $    2,317
2000 ....................          528            1,142        1,670
2001 ....................          312              464          776
2002 ....................          149              109          258
2003 ....................          105              109          214
                            ----------     ------------   ----------
                            $    2,288     $      2,947   $    5,235
                            ==========     ============   ==========


    Rental expense under operating leases with third parties, inclusive of month-to-month rentals, totaled $4.7 million, $2.2 million and $2.4 million for the years ended December 31, 1998, and April 30, 1997 and 1996, respectively, and, with related parties, totaled $1.1 million, $915,000, and $1.3 million for the years ended December 31, 1998 and April 30, 1997 and 1996, respectively. For the eight months ended December 31, 1997 and 1996, rental expense under operating leases with third parties, inclusive of month-to-month rentals, totaled $2.7 million and $2.0 million respectively, and, with related parties, totaled $671,000 and $593,000, respectively. Rental expense is included in selling, general and administrative expenses and cost of rentals.

    The Company is the defendant in various legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the consolidated financial statements of the Company. The Company is also the plaintiff in certain actions defending its patents and proprietary designs.

    The Company has employment agreements with several of its employees. The aggregate amount of these employment agreements is approximately $9.8 million at December 31, 1998. The average remaining length of these agreements is approximately 1.5 years.

14. CONCENTRATIONS OF CREDIT RISK AND FAIR VALUES OF FINANCIAL INSTRUMENTS

    The Company is subject to credit risk and other risks inherent in international operations. Generally, in excess of 50% of the Company's receivables are due from oil and gas exploration companies and drilling contractors operating in countries other than the United States and from the Company's international agents. United States receivables are generally due from major oil and gas exploration and drilling contractors throughout the oil field areas of the United States. The Company routinely monitors its cash and receivable positions with customers and international agents.

    Carrying amount and fair values: The carrying amount and estimated fair values of financial instruments are as follows:


                                  CARRYING AMOUNT             FAIR VALUE
                              ------------------------   -----------------------
                                    DECEMBER 31,              DECEMBER 31,
                              ------------------------   -----------------------
                                  1998        1997          1998         1997
                              -----------  -----------  ------------  ----------
                                                             (IN THOUSANDS)
Financial assets:
  Cash and short-term
     financial assets .....   $   32,843   $   59,837   $    32,843   $   59,837
Financial liabilities:
  Senior Notes ............      275,000      114,223       129,250      120,750
  Bank notes and other ....        1,108          152         1,108          152

    Fair value methods: The following methods and assumptions were used in estimating fair values:

    For cash and short-term financial assets, the carrying amount is a reasonable estimate of fair value due to the short maturity of those instruments.

     For Senior Notes, estimated fair value is based on information provided by an investment bank at year end. The fair values of the Company's long-term bank notes and other debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

15. EARNINGS PER SHARE

    The reconciliation of the numerator and denominator used for the computation of basic and diluted earnings per share is as follows:

                                                                     EIGHT MONTHS ENDED
                                                     YEAR ENDED         DECEMBER 31,          YEAR ENDED APRIL 30,
                                                     DECEMBER 31, -----------------------   -----------------------
                                                        1998         1997         1996         1997         1996
                                                     -----------  ----------   ----------   ----------   ----------
                                                                               (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Income (loss) before extraordinary item for
basic and diluted earnings per share .............   $  (95,248)  $    1,677   $    3,193   $    2,464   $    2,614
                                                     ==========   ==========   ==========   ==========   ==========
Weighted average shares for basic earnings per
  share ..........................................    9,848,368    9,228,009    7,594,286    8,138,104          N/A
Pro forma average shares for basic earnings per
  share ..........................................          N/A          N/A          N/A          N/A    6,610,000
Effect of dilutive securities:
  Stock options and unvested stock grants ........         --        101,391       42,928       40,472         --
                                                     ----------   ----------   ----------   ----------   ----------
Adjusted weighted average shares and assumed
  conversions for diluted earnings per share .....    9,848,368    9,329,400    7,637,214    8,178,576    6,610,000
                                                     ==========   ==========   ==========   ==========   ==========
Earnings (loss) per share before
  extraordinary item:
  Basic ..........................................   $    (9.67)  $     0.18   $     0.42   $     0.30          N/A
  Diluted ........................................   $    (9.67)  $     0.18   $     0.42   $     0.30          N/A
Pro forma earnings per share:
  Basic ........................................            N/A          N/A          N/A          N/A   $     0.40
  Diluted ......................................            N/A          N/A          N/A          N/A   $     0.40

    Options to purchase 976,031 shares of common stock at prices from $2.06 to $13.25 per share were outstanding during the year ended December 31,1998 but were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares, and therefore, the effect would be antidilutive.

    Restricted stock grants of 130,000 shares of common stock were unvested at December 31, 1998, but were not included in the computation of diluted earnings per share because their inclusion would be antidilutive.

16. STOCK OPTIONS AND AWARDS

    Prior to the 1996 IPO, the Company established the 1996 Key Employee Stock Plan (the "1996 Plan") and the 1996 Non-Employee Director Stock Option Plan (the "1996 Director Plan"). Pursuant to the 1996 Plan, the Board of Directors of the Company is authorized to issue up to 900,000 shares of the Company's Class A Common Stock. On October 7, 1997, the Board of Directors approved the 1997 Long-Term Incentive Plan (the "1997 Plan"). Pursuant to the 1997 Plan, the Board of Directors of the Company is authorized to issue up to 720,000 shares of the Company's Class A Common Stock.

    The Company applied Accounting Principals Board Opinion No. 25 ("APB No. 25") and related interpretations in accounting for these plans. Accordingly, no compensation cost has been recognized during the year ended December 31, 1998, eight months ended December 31,1997 and the year ended April 30, 1997 for these plans. Based on information available at the grant date, the Company estimated a five to eight year expected life for options granted during the year, volatility of .84 and risk free interest rates ranging from 4.30% to 4.78%. The Company does not presently anticipate issuing dividends in the future. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method available under SFAS No. 123, the Company's net income and earnings per share for the year ended December 31, 1998, eight months ended December 31,1997 and the year ended April 30, 1997 would have been reduced to the pro forma amounts listed below. There were no options issued in the year ended
April 30, 1996.

                                                  EIGHT MONTHS
                                                      ENDED
                              YEAR ENDED            DECEMBER 31,           YEAR ENDED
                             DECEMBER 31,    ---------------------------    APRIL 30,
                                 1998            1997           1996          1997
                             ------------    -----------   ------------   ------------
                                                           (UNAUDITED)
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Income (Loss):
  As reported ..............   $  (112,827)  $      1,677   $      3,193   $      2,464
  Pro forma ................      (113,169)         1,397          2,459          1,325
Earnings (loss) per share:
  As reported:
     Basic .................        (11.46)          0.18           0.42           0.30
     Diluted ...............        (11.46)          0.18           0.42           0.30
  Pro forma:
     Basic .................        (11.49)          0.15           0.32           0.16
     Diluted ...............        (11.49)          0.15           0.32           0.16

    Stock options under the Plans are for Class A Common Stock and have exercise prices equal to fair market values at dates of grant. Options issued under the 1996 Plan may not be exercised within six months of, nor after ten years from, the date of grant. Options issued under the 1996 Director Plan may not be exercised within one year of, nor after ten years from, the date of grant. Options issued under the 1997 plan may not be exercised after ten years from the date of grant. The average remaining contractual life of options outstanding is approximately nine years. Effective August 12, 1998, all options outstanding with employees which had an option price above $6.00 were repriced to $6.00. Option activity for the year ended December 31, 1998, the eight months ended December 31, 1997 and year ended April 30, 1997 was as follows:

                                                               NUMBER OF   WEIGHTED AVERAGE
                                                                OPTIONS     EXERCISE PRICE
                                                               ----------  ----------------
Outstanding at April 30, 1996 ..............................            0    $     0.00
  Granted
     1996 Plan -- at fair values from $8.00 to $10.75 ......      513,328          8.36
     1996 Director Plan at fair value of $6.50 and $8.88 ...       40,000          7.69
  Forfeiture
     1996 Plan-- at fair value of $8.00 ....................      (19,199)         8.00
                                                               ----------
Outstanding at April 30, 1997 ..............................      534,129          8.32
                                                               ----------
Granted
     1997 Plan -- at fair values from $6.38 to $13.25 ......      150,000          6.84
     1996 Director Plan -- at fair value of $13.25 .........       20,000         13.25

  Forfeiture
     1996 Plan-- at fair value of $10.75 ...................       (3,000)        10.75
  Exercised 1996 Plan-- at fair values from
     $8.00 to $10.75 .......................................      (82,598)         8.51
                                                               ----------
Outstanding at December 31, 1997 ...........................      618,531          8.08
                                                               ----------
Granted
     1996 Director Plan - at fair values from $2.06 to $9.00       30,000          5.94
     1997 Plan - at fair  values  from  $3.75 to $6.00 .....      327,500          4.42
                                                               ----------
Outstanding at December 31, 1998 ...........................      976,031          5.68
                                                               ==========

    At December 31, 1998, 515,200 of the 976,031 options outstanding were exercisable.

    Immediately following the 1996 IPO, restricted stock awards totaling 360,000 shares of Class A Common Stock were granted to key officers. In October 1996, a restricted stock award of 45,000 shares of Class A Common Stock was granted to an executive officer. Awards do not require any payment by the executive officers and were to vest over a three year period. Subsequently, the Board approved accelerated vesting of the restricted stock awards which resulted in the Company recognizing $2.8 million and $478,000 in non-cash compensation expense for the year ended April 30, 1997 and the eight months ended December 31, 1997, respectively. In October 1997, restricted stock awards totaling 230,000 shares of Class A Common Stock were granted to certain officers. The awards do not require any payment by the officers and vest over a four year period. During the eight months ended December 31, 1997, the Company recognized $183,000 of non-cash compensation expense related to these awards. During 1998, the Board approved accelerated vesting of 100,000 shares of the 230,000 shares that were granted as restricted stock awards in October 1997. The non-cash compensation expense recognized by the Company for the year ended December 31, 1998 was $711,000. Restricted stock activity for the year ended December 31, 1998, the eight months ended December 31, 1997 and the year ended April 30, 1997 was as follows:

                                                      NUMBER OF
                                                  RESTRICTED SHARES
                                                  -----------------
Outstanding at April 30, 1996 ..................             0
  Granted  at fair  values of $8.00 and $9.00...       405,000
  Forfeiture ...................................             0
  Vested .......................................      (349,803)
                                                  ------------
Outstanding at April 30, 1997 ..................        55,197
                                                  ------------
  Granted at fair value of $12.75 ..............       230,000
  Forfeiture ...................................             0
  Vested .......................................       (55,197)
                                                  ------------
Outstanding at December 31, 1997 ...............       230,000
                                                  ------------
  Granted at fair value of $8.50 ...............         6,000
  Forfeiture ...................................             0
  Vested .......................................      (100,000)
                                                  ------------
Outstanding at December 31, 1998 ...............       136,000
                                                  ============

17. REORGANIZATION

    Reorganization costs of $3.4 million incurred in 1998 were primarily related to the resignation of the former chief executive officer and to the consolidation of corporate leased facilities, termination of aircraft lease and other employee severance costs.

    In June 1997, the Company implemented a cost reduction program to flatten its corporate management structure and streamline the Company's operations. As a result, the Company incurred a $2.5 million restructuring charge during June 1997 associated primarily with staff reductions, severance settlements and various reorganization costs.

18. IMPAIRMENT OF LONG-LIVED ASSETS

    SFAS No. 121 and Accounting Principles Board Opinion No. 17 ("APB 17") require that long-lived assets, including goodwill, be reviewed for impairment whenever events or changes in circumstances indicate the carrying value of the long-lived assets may not be recoverable. Based upon depressed market conditions and the size and level of activities at each of the businesses acquired by the Company during the past two years, the Company performed an impairment review to determine whether any long-lived assets that had been recorded by it should be impaired. In performing this review, the Company considered its estimates of future undiscounted net cash flows from each of these businesses as of December 31, 1998, which estimates were based upon market conditions existing at December 31, 1998 and the size and level of activities at these business as of December 31, 1998. The Company also considered offers and indications of interest that it had received during its review of strategic alternatives.

    Based upon this review, the Company recorded an impairment charge of $53.0 million to reflect the impairment of unamortized goodwill and other long-lived assets. Of this amount, $31.3 million related to the full impairment of unamortized goodwill associated with the DWS/DAMCO acquisition, $19.4 million related to the full impairment of unamortized goodwill associated with the IDS acquisition, and $2.3 million related to the impairment of capitalized information technology costs and other assets. No impairment charge was recorded with respect to goodwill recorded in connection with the ADI or Transocean acquisitions. In determining to fully impair goodwill associated with the DWS/DAMCO acquisition, the Company determined that due to reductions in revenues caused by depressed industry conditions as well as losses of market share, which it had not been able to recover as of December 31, 1998, its estimates of future undiscounted net cash flows as of December 31, 1998 and offers and indications of interest from third parties with respect to the purchase of DWS/DAMCO did not support the goodwill amortization related to DWS/DAMCO's operations over the remaining amortization period. In determining to fully impair goodwill associated with the IDS acquisition, the Company determined that the revenues and cash flows that could be generated from IDS' operations could not support the goodwill amortization relating to the acquired business over the remaining amortization period. Based on the estimated undiscounted future net cash flows as of December 31, 1998 for the businesses acquired in the ADI and Transocean acquisitions, as well as offers and indications of interest from third parties with respect to the purchase of such businesses, the Company determined that the goodwill associated with such acquisitions had not been impaired; however, there can be no assurance that, if depressed industry conditions continue or other events occur that cause the operations of these acquired businesses to further decline, a partial or complete impairment of goodwill associated with these acquisitions will not be required. In assessing the impairment of capitalized information technology costs and other assets, the Company determined these costs were not likely to provide future economic benefit to the Company. Assets have been written down to estimated fair values based on current estimates and market conditions. The Company's estimates of future cash flows and estimated fair values are based on reasonable and supportable assumptions.

19. CONSOLIDATING FINANCIAL STATEMENTS

     The $275 million 9 1/2% Senior Notes due 2008 issued on February 13, 1998 are unconditionally guaranteed on a joint and several basis by certain subsidiaries of the Company. Accordingly, the following condensed consolidating balance sheets as of December 31, 1998 and 1997, and the related condensed consolidating statements of operations and cash flows for the twelve months ended December 31, 1998, and for the eight months ended December 31, 1997 and 1996, and the years ended April 30, 1997 and 1996 have been provided. The condensed consolidating financial statements herein are followed by notes which are an integral part of these statements.

                      CONDENSED CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                    ASSETS
                                                                               NON-
                                        PARENT           GUARANTORS         GUARANTORS     ELIMINATIONS      CONSOLIDATED
                                    --------------   ------------------    -----------    -------------      -------------
Current assets:
  Cash and cash equivalents.......  $       31,149   $              370    $     1,324    $          --      $      32,843
  Accounts receivable, net........          15,504                6,854         10,445               --             32,803
  Accounts receivable from
     affiliates ..................          69,625              (24,254)       (45,009)              --                362
  Other current assets............           1,353                2,067          1,358               --              4,778
                                    --------------   ------------------    -----------    -------------      -------------
          Total current assets....         117,631              (14,963)       (31,882)              --             70,786
  Revenue producing tools and
     inventory, net...............          73,021               41,304         27,199               --            141,524
  Property and equipment, net.....           7,721                2,755          2,779               --             13,255
  Investments in subsidiaries.....          41,957                   --             --          (41,957)                --
  Goodwill, net...................           1,483               20,606            186               --             22,275
  Investment in joint venture.....              --                7,100             --               --              7,100
  Intangibles and other assets....          10,029                2,075          5,129               --             17,233
                                    --------------   ------------------    -----------    -------------      -------------
          Total assets............  $      251,842   $           58,877    $     3,411    $     (41,957)     $     272,173
                                    ==============   ==================    ===========    =============      =============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
     liabilities..................  $       16,707   $            4,517    $     3,831    $          --      $      25,055
  Income taxes payable............           1,030                  750          2,207               --              3,987
  Current portion of long-term
     debt.........................              24                   11          1,013               --              1,048
                                    --------------   ------------------    -----------    -------------      -------------
          Total current
            liabilities...........          17,761                5,278          7,051               --             30,090
Long-term debt....................         275,001                   24             35               --            275,060
Deferred income taxes.............          (2,299)               3,811          4,398               --              5,910
Other noncurrent liabilities......             371                  108            819               --              1,298
Stockholders' equity:
  Common stock....................             106                    8          1,723           (1,731)               106
  Treasury stock..................          (4,048)                  --             --               --             (4,048)
  Paid in capital.................          52,437               23,786         23,549          (47,335)            52,437
  Accumulated other comprehensive
       income.....................             167                   (1)        (1,192)              --             (1,026)
  Retained earnings...............         (87,654)              25,863        (32,972)           7,109            (87,654)
                                    --------------   ------------------    -----------    -------------      -------------
          Total stockholders'
            equity................         (38,992)              49,656         (8,892)         (41,957)           (40,185)
                                    --------------   ------------------    -----------     ------------      -------------
          Total liabilities and
            stockholders' equity..  $      251,842   $           58,877    $     3,411     $    (41,957)     $     272,173
                                    ==============   ==================    ===========     ============      =============



                             See accompanying notes.

                      CONDENSED CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 1997
                                 (IN THOUSANDS)



                                                           ASSETS
                                                                                     NON-
                                                   PARENT         GUARANTORS      GUARANTORS    ELIMINATIONS     CONSOLIDATED
                                               --------------    ------------   --------------   -----------    --------------
Current assets:
  Cash and cash equivalents .................. $       56,672    $        860   $        2,305   $        --    $       59,837
  Accounts receivable, net ...................         18,220           6,580            9,801            --            34,601
  Other current assets .......................          1,318             601              850            --             2,769
                                               --------------    ------------   --------------   -----------    --------------
          Total current assets ...............         76,210           8,041           12,956            --            97,207
  Revenue producing tools and
     inventory, net ..........................         37,598          31,102           10,356            --            79,056
  Property and equipment, net ................          5,880           1,786              515            --             8,181
  Investments in subsidiaries ................         52,399              --               --       (52,399)               --
  Goodwill, net ..............................            803          18,157              223            --            19,183
  Intangibles and other assets ...............          5,345             146              159            --             5,650
                                               --------------    ------------   --------------   -----------    --------------
          Total assets ....................... $      178,235    $     59,232   $       24,209   $   (52,399)   $      209,277
                                               ==============    ============   ==============   ===========    ==============

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
     liabilities ............................. $       16,270    $      4,726   $        2,808   $        --    $       23,804
  Accounts payable to affiliates .............        (16,846)            835           16,494            --               483
  Income taxes payable .......................          1,269             214              934            --             2,417
  Current portion of long-term
     debt ....................................             47               2               97            --               146
                                                -------------    ------------   --------------   -----------    --------------
          Total current
            liabilities ......................            740           5,777           20,333            --            26,850
Long-term debt ...............................        114,143              40               46            --           114,229
Deferred income taxes ........................         (2,172)          1,595            1,815            --             1,238
Other noncurrent liabilities .................            123             296            1,140            --             1,559
Stockholders' equity:
  Common stock ...............................             94               8                5           (13)               94
  Treasury stock .............................         (1,047)             --               --            --            (1,047)
  Paid in capital ............................         41,335          23,786            3,895       (27,681)           41,335
  Accumulated other comprehensive
     income ..................................             --              --             (154)           --              (154)
  Retained earnings ..........................         25,019          27,730           (2,871)      (24,705)           25,173
                                                -------------    ------------   --------------   -----------    --------------
          Total stockholders'
            equity ...........................         65,401          51,524              875       (52,399)           65,401
                                                -------------    ------------   --------------   -----------    --------------
          Total liabilities and
            stockholders' equity .............  $     178,235    $     59,232   $       24,209   $   (52,399)   $      209,277
                                                =============    ============   ==============   ===========    ==============

                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                               NON-
                                         PARENT            GUARANTORS       GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                     ---------------    ---------------    -------------    -------------    -------------
Revenues:
  Rental income ..................   $        46,236    $         7,391    $       7,628    $        --      $      61,255
  Sales of products and services .            30,046              3,210            6,781             --             40,037
  Underbalanced drilling services                532             14,376           16,117             --             31,025
                                     ---------------    ---------------    -------------    -------------    -------------
                                              76,814             24,977           30,526             --            132,317
Cost and expenses:
  Cost of rentals ................            32,735              4,654            6,211             (158)          43,442
  Cost of products and services ..            18,093              1,756            4,594             --             24,443
  Cost of underbalanced drilling .               974              6,809           11,776             --             19,559
  Selling, general and
     administrative ..............            19,475              5,913            9,072             (334)          34,126
  Depreciation and amortization ..             9,483              7,563            7,435             --             24,481
  Reorganization costs ...........             3,298               --                115             --              3,413
  Non-cash compensation ..........               711               --               --               --                711
  Research and development .......               336                  1              855             --              1,192
  Provision for asset impairment..            33,646               --             19,391             --             53,037
                                     ---------------    ---------------    -------------    -------------    -------------
                                             118,751             26,696           59,449             (492)         204,404
                                     ---------------    ---------------    -------------    -------------    -------------
Operating income (loss)...........           (41,937)            (1,719)         (28,923)             492          (72,087)
Other (income) expense:
  Interest income ................            (3,376)                (9)             (40)            --             (3,425)
  Interest expense-nonaffiliates .            23,988                 77              364             --             24,429
  Equity in subsidiaries, net
     of taxes ....................            31,967               --               --            (31,967)            --
  Other, net .....................                88               (776)             238              492               42
                                     ---------------    ---------------    -------------    -------------    -------------
Income (loss) before taxes .......           (94,604)            (1,011)         (29,485)          31,967          (93,133)
Income tax provision (benefit) ...               644                858              613             --              2,115
                                     ---------------    ---------------    -------------    -------------    -------------
Income (loss) before extraordinary
   item ..........................           (95,248)            (1,869)         (30,098)          31,967          (95,248)
Extraordinary item ...............           (17,579)              --               --               --            (17,579)
                                     ---------------    ---------------    -------------    -------------    -------------
Net income (loss) ................   $      (112,827)   $        (1,869)   $     (30,098)   $      31,967    $    (112,827)
                                     ===============    ===============    =============    =============    =============



                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)


                                                                                 NON-
                                          PARENT            GUARANTORS        GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                     ----------------    ----------------    -------------    -------------    -------------
Revenues:
  Rental income ..................   $         32,563    $          5,046    $       4,845    $        --      $      42,454
  Sales of products and services .             11,081               1,013            2,916             --             15,010

  Underbalanced drilling services                --                 8,666           10,019             --             18,685
                                     ----------------    ----------------    -------------    -------------    -------------
                                               43,644              14,725           17,780             --             76,149
Cost and expenses:
  Cost of rentals ................             18,431               2,965            3,427             (298)          24,525
  Cost of products and services ..              7,116                 189            1,837             --              9,142
  Cost of underbalanced drilling .               --                 2,446            7,652             --             10,098
  Selling, general and
     administrative ..............              7,880               3,339            2,877             (424)          13,672
  Depreciation and amortization...              4,309               3,085              712             --              8,106
  Reorganization costs ...........              2,453                --               --               --              2,453
  Non-cash compensation ..........                661                --               --               --                661
  Research and development .......                190                --               --               --                190
                                     ----------------    ----------------    -------------    -------------    -------------
                                               41,040              12,024           16,505             (722)          68,847
                                     ----------------    ----------------    -------------    -------------    -------------
Operating income .................              2,604               2,701            1,275              722            7,302
Other (income) expense:
  Interest income ................             (1,320)                (19)              (3)            --             (1,342)
  Interest expense-nonaffiliates .              5,165                  44               43             --              5,252
  Equity in subsidiaries, net
     of taxes ....................             (2,790)               --               --              2,790             --
  Other, net .....................                108                (642)             208              722              396
                                     ----------------    ----------------    -------------    -------------    -------------
Income (loss) before taxes........              1,441               3,318            1,027           (2,790)           2,996
Income tax provision (benefit) ...               (236)                916              639             --              1,319
                                     ----------------    ----------------    -------------    -------------    -------------
Net income (loss) ................   $          1,677    $          2,402    $         388    $      (2,790)   $       1,677
                                     ================    ================    =============    =============    =============



                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                   NON-
                                            PARENT            GUARANTORS        GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                       ----------------    ----------------    -------------    -------------    -------------
Revenues:
  Rental income ....................   $         24,919    $          4,451    $       4,391    $        --      $      33,761
  Sales of products and services ...              9,043               1,487              941              (17)          11,454
                                       ----------------    ----------------    -------------    -------------    -------------
                                                 33,962               5,938            5,332              (17)          45,215
Cost and expenses:
  Cost of rentals ..................             15,366               2,324            6,590           (2,811)          21,469
  Cost of products and services ....              5,944                 151               43               (7)           6,131
  Selling, general and
     administrative ................              7,020                 345              383             --              7,748
  Depreciation and amortization.....              3,103               1,017               77             --              4,197
  Research and  development .........               549                --               --               --                549
                                       ----------------    ----------------    -------------    -------------    -------------
                                                 31,982               3,837            7,093           (2,818)          40,094
                                       ----------------    ----------------    -------------    -------------    -------------
Operating income (loss) ............              1,980               2,101           (1,761)           2,801            5,121
Other (income) expense:
  Interest income ..................               (401)                 (9)            --               --               (410)
  Interest expense-nonaffiliates ...                480                   6             --               --                486
  Interest expense-affiliates ......                172                --               --               --                172
  Equity in subsidiaries,  net
     of taxes ......................             (1,071)               --               --              1,071             --
  Other, net .......................             (1,731)               (789)            (430)           2,801             (149)
                                       ----------------    ----------------    -------------    -------------    -------------
Income (loss) before taxes .........              4,531               2,893           (1,331)          (1,071)           5,022
Income tax provision ...............              1,338                 218              273             --              1,829
                                       ----------------    ----------------    -------------    -------------    -------------
Net income (loss) ..................   $          3,193    $          2,675    $      (1,604)   $      (1,071)   $       3,193
                                       ================    ================    =============    =============    =============

                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED APRIL 30, 1997
                                 (IN THOUSANDS)

                                                                                   NON-
                                            PARENT            GUARANTORS        GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                       ----------------    ----------------    -------------    -------------    -------------
Revenues:

  Rental income ...................    $        36,603    $         6,470    $       6,424    $        --      $      49,497
  Sales of products and services ...            13,385              2,188            1,397              (16)          16,954
                                       ---------------    ---------------    -------------    -------------    -------------
                                                49,988              8,658            7,821              (16)          66,451
Cost and expenses:
  Cost of rentals ..................            21,961              3,729           10,193           (4,356)          31,527
  Cost of products and services ....             8,546                191               45               (7)           8,775
  Selling, general and
     administrative ................            10,257                594              692             --             11,543
  Depreciation and amortization.....             4,926              1,545              122             --              6,593
  Non-cash compensation ............             2,807               --               --               --              2,807
  Research and development .........               850               --               --               --                850
                                       ---------------    ---------------    -------------    -------------    -------------
                                                49,347              6,059           11,052           (4,363)          62,095
                                       ---------------    ---------------    -------------    -------------    -------------
Operating income (loss) ............               641              2,599           (3,231)           4,347            4,356
Other (income) expense:
  Interest income ..................              (624)               (16)            --               --               (640)
  Interest expense .................               824                  9             --               --                833
  Equity in subsidiaries,  net
     of taxes ......................              (960)              --               --                960             --
  Other, net .......................            (2,406)            (1,080)            (673)           4,347              188
                                       ---------------    ---------------    -------------    -------------    -------------
Income (loss) before taxes .........             3,807              3,686           (2,558)            (960)           3,975
Income tax provision ...............               816                292              403             --              1,511
                                       ---------------    ---------------    -------------    -------------    -------------
Net income (loss) ..................   $         2,991    $         3,394    $      (2,961)   $        (960)   $       2,464
                                       ===============    ===============    =============    =============    =============

                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED APRIL 30, 1996
                                 (IN THOUSANDS)


                                                                                 NON-
                                            PARENT            GUARANTORS      GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                       ----------------    ----------------  -------------    -------------    -------------
Revenues:

  Rental income ....................   $        31,391    $         4,948    $       6,648    $        --      $      42,987
  Sales of products and services ...            13,486              1,166            1,500             (200)          15,952
                                       ---------------    ---------------    -------------    -------------    -------------
                                                44,877              6,114            8,148             (200)          58,939
Cost and expenses:
  Cost of rentals ..................            19,780              4,355            6,455           (2,973)          27,617
  Cost of products and services ....             7,434                381               89              (47)           7,857
  Selling, general and
     administrative ................            10,946                497              426              (40)          11,829
  Depreciation and amortization ....             4,324              1,345               57             --              5,726
  Research and development .........               728               --               --               --                728
                                       ---------------    ---------------    -------------    -------------    -------------
                                                43,212              6,578            7,027           (3,060)          53,757
                                       ---------------    ---------------    -------------    -------------    -------------
Operating income (loss) ............             1,665               (464)           1,121            2,860            5,182
Other (income) expense:
  Interest income ..................               (89)               (13)              (2)            --               (104)
  Interest expense .................               959                  8             --               --                967
  Equity in subsidiaries,  net
     of taxes ......................            (1,018)              --               --              1,018             --
  Other, net .......................            (2,048)              (731)             197            2,860              278
                                       ---------------    ---------------    -------------    -------------    -------------
Income (loss) before taxes .........             3,861                272              926           (1,018)           4,041
Income tax provision ...............               764                404              259             --              1,427
                                       ---------------    ---------------    -------------    -------------    -------------
Net income (loss) ..................   $         3,097    $          (132)   $         667    $      (1,018)   $       2,614
                                       ===============    ===============    =============    =============    =============



                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                                                                            NON-
                                                      PARENT          GUARANTORS        GUARANTORS     ELIMINATIONS    CONSOLIDATED
                                                ---------------    ---------------    ------------    ------------    ------------
OPERATING ACTIVITIES:
Net (loss) ..................................   $      (112,827)   $        (1,869)   $    (30,098)   $     31,967   $    (112,827)
Adjustments to reconcile net (loss) to
  net cash provided by (used in) operating
  activities:
  Extraordinary loss on repurchase of notes..            17,579               --              --              --            17,579
  Equity in earnings of subsidiaries ........            31,967               --              --           (31,967)           --
  Depreciation and amortization .............             9,483              7,563           7,435            --            24,481
  Provision for asset impairment ............            33,646               --            19,391            --            53,037
  Deferred income taxes .....................              (402)             2,957            (118)           --             2,437
  Write off/amortization debt issuance
    costs ...................................               806                --             --              --               806
  Provision for doubtful accounts
    receivable ..............................               119              1,025           1,032            --             2,176
  Provision for stock awards ................             1,676                (11)           --              --             1,665
  (Gain) loss on sale and disposition of
    property and equipment ..................               141               (312)           (140)           --              (311)
  Changes in operating assets and
    liabilities, net of effects of
    acquisitions:
    Accounts receivable-- trade .............             7,739               (324)          1,643            --             9,058
    Accounts receivable from/payable to
      officers and affiliates ...............           (36,541)            22,296          19,025             --             4,780
    Prepaid expenses and other ..............            (1,214)            (4,853)         (3,610)           --            (9,677)
    Accounts payable and accrued
      liabilities ...........................              (303)              (375)         (2,583)           --            (3,261)
    Income taxes payable ....................               (18)               536              52            --               570
                                                ---------------    ---------------    ------------    ------------    ------------
Net cash provided by (used in) operating ....           (48,149)            26,633          12,029            --            (9,487)

INVESTING ACTIVITIES:
Additions to revenue-producing tools and
  inventory .................................           (33,444)            (6,698)         (7,331)           --           (47,473)
Inventory transferred to cost of rentals ....             4,876              1,763             499            --             7,138
Revenue-producing tools lost in hole,
  abandoned, and sold .......................             5,856             (1,308)         (2,184)           --             2,364
Additions to property and equipment .........            (6,016)            (1,491)         (1,875)           --            (9,382)
Proceeds from sale of property and
  equipment .................................               345              1,061             517            --             1,923
Investment in joint venture .................               --              (7,100)            --             --            (7,100)
Acquisition .................................           (83,365)           (13,519)            --             --           (96,884)
Unrealized gain on cash equivalent
 investments ................................               208               --               --             --               208
                                                ---------------    ---------------    ------------    ------------    ------------
Net cash used in investing activities .......          (111,540)           (27,292)        (10,374)           --          (149,206)

FINANCING ACTIVITIES:
Proceeds from the issuance of debt ..........           268,125               --              --              --           268,125
Payments on outstanding debt ................          (121,055)                (7)         (1,380)           --          (122,442)
Extraordinary loss of notes .................           (12,650)                                                           (12,650)
Financing costs .............................               --                --              --              --               --
Exercise of stock options ...................               --                --              --              --               --
Purchase of treasury stock ..................              (254)              --              --              --              (254)
                                                ---------------    ---------------    ------------    ------------    ------------
Net cash provided by (used in) financing
  activities ................................           134,166                 (7)         (1,380)           --           132,779
                                                ---------------    ---------------    ------------    ------------    ------------
Effect of foreign exchange rate changes
  on cash ...................................              --                  176          (1,256)           --            (1,080)
                                                ---------------    ---------------    ------------    ------------    ------------

Decrease in cash and cash equivalents .......           (25,523)              (490)           (981)           --           (26,994)
Cash and cash equivalents at beginning
  of period .................................            56,672                860           2,305            --            59,837
                                                ---------------    ---------------    ------------    ------------    ------------
Cash and cash equivalents at end
  of period .................................   $        31,149    $           370    $      1,324    $       --      $     32,843
                                                ===============    ===============    ============    ============    ============



                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)




                                                                                       NON-
                                                  PARENT           GUARANTORS       GUARANTORS     ELIMINATIONS    CONSOLIDATED
                                             ---------------    ---------------    ------------    ------------    ------------
OPERATING ACTIVITIES:
Net income (loss) ........................   $         1,677    $         2,402    $        388    $     (2,790)   $      1,677
Adjustments to reconcile net income
  (loss) to net cash provided by (used in)
  operating activities:
  Equity in earnings of subsidiaries .....            (2,790)              --              --             2,790            --
  Depreciation and amortization ..........             4,303              3,126             677            --             8,106
  Deferred income taxes ..................                42                123             (65)           --               100
  Provision for doubtful accounts
    receivable ...........................               231                 97             233            --               561
  Provision for stock awards .............               661               --              --              --               661
  Loss on sale and disposition of
    property and equipment ...............                 9                  1            --              --                10
  Changes in operating assets and
    liabilities, net of effects of
    acquisitions:
    Accounts receivable-- trade ..........            (5,124)               505          (4,878)           --            (9,497)
    Accounts receivable from/payable to
      officers and affiliates ............           (27,741)            19,533           8,249            --                41
    Prepaid expenses and other ...........              (301)               767            (637)           --              (171)
    Accounts payable and accrued
      liabilities ........................             9,265                515             746            --            10,526
    Income taxes payable .................              (942)               487            (867)           --            (1,322)
                                             ---------------    ---------------    ------------    ------------    ------------
Net cash provided by (used in) operating .           (20,710)            27,556           3,846            --            10,692

INVESTING ACTIVITIES:
Additions to revenue-producing tools and
  inventory ..............................           (18,575)              (668)         (3,549)           --           (22,792)
Inventory transferred to cost of rentals .             3,906              1,840             640            --             6,386
Revenue-producing tools lost in hole,
  abandoned, and sold ....................             3,565             (1,518)            (71)           --             1,976
Additions to property and equipment ......            (2,044)            (6,132)           (218)           --            (8,394)
Proceeds from sale of property and
  equipment ..............................               626                (45)             36            --               617
Acquisition ..............................           (27,629)           (18,535)            (62)           --           (46,226)
                                             ---------------    ---------------    ------------    ------------    ------------
Net cash used in investing activities ....           (40,151)           (25,058)         (3,224)           --           (68,433)

FINANCING ACTIVITIES:
Proceeds from the issuance of debt .......           159,597               --              --              --           159,597
Payments on outstanding debt .............           (52,300)            (1,958)          1,432            --           (52,826)
Financing costs ..........................            (4,129)              --              --              --            (4,129)
Exercise of stock options ................               703               --              --              --               703
Purchase of treasury stock ...............              (813)              --              --              --              (813)
                                             ---------------    ---------------    ------------    ------------    ------------
Net cash provided by (used in) financing
  activities .............................           103,058             (1,958)          1,432            --           102,532
                                             ---------------    ---------------    ------------    ------------    ------------
Effect of foreign exchange rate changes
  on cash ................................              --                 --              (154)           --              (154)
                                             ---------------    ---------------    ------------    ------------    ------------
Increase in cash and cash equivalents ....            42,197                540           1,900            --            44,637
Cash and cash equivalents at beginning
  of period ..............................            14,475                320             405            --            15,200
                                             ---------------    ---------------    ------------    ------------    ------------
Cash and cash equivalents at end
  of period ..............................   $        56,672    $           860    $      2,305    $       --      $     59,837
                                             ===============    ===============    ============    ============    ============



                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                   NON-
                                              PARENT          GUARANTORS        GUARANTORS     ELIMINATIONS    CONSOLIDATED
                                         ---------------    ---------------    ------------    ------------    ------------
OPERATING ACTIVITIES:
Net income (loss) ....................   $         3,193    $         2,675    $     (1,604)   $     (1,071)   $      3,193
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Equity in earnings of subsidiaries .            (1,071)              --              --             1,071            --
  Depreciation and amortization ......             3,102              1,018              77            --             4,197
  Deferred income taxes ..............               511               --              --              --               511
  Provision for doubtful accounts
    receivable .......................               155                 29              24            --               208
  (Gain) on sale and disposition of
    property and equipment ...........               (11)              --              --              --               (11)
  Changes in operating assets and
    liabilities:
    Accounts receivable-- trade ......            (3,095)               158          (3,023)           --            (5,960)
    Accounts  receivable from/payable
      to affiliates ..................            (5,527)            (2,594)          3,551            --            (4,570)
    Prepaid expenses and other .......              (795)              (550)           (371)           --            (1,716)
    Accounts payable and accrued
      liabilities ....................             3,296                490           1,037            --             4,823
    Income taxes payable .............               357                 67             266            --               690
                                         ---------------    ---------------    ------------    ------------    ------------
Net cash provided by (used in)
  operating activities ...............               115              1,293             (43)           --             1,365

INVESTING ACTIVITIES:
Additions to revenue-producing tools
  and inventory ......................           (13,954)            (1,295)           (447)           --           (15,696)

Inventory transferred to cost of
  rentals ............................             3,197                613             501            --             4,311
Revenue-producing tools lost in hole,
  abandoned and sold .................             1,869               (450)           --              --             1,419
Additions to property and equipment ..              (467)                31             (73)           --              (509)
Proceeds from sale of property and
  equipment ..........................                20                 (2)             76            --                94
                                         ---------------    ---------------    ------------    ------------    ------------
Net cash provided (used in) investing
  activities .........................            (9,335)            (1,103)             57            --           (10,381)

FINANCING ACTIVITIES:
Proceeds from the issuance of debt ...               400               --              --              --               400
Payments on outstanding debt .........            (4,628)              --              --              --            (4,628)
Payment of promissory note ...........            (5,000)              --              --              --            (5,000)
Proceeds from sale of common stock,
  net ................................            27,834               --              --              --            27,834
                                         ---------------    ---------------    ------------    ------------    ------------
Net cash provided by financing
  activities .........................            18,606               --              --              --            18,606
                                         ---------------    ---------------    ------------    ------------    ------------
Increase in cash and cash equivalents              9,386                190              14            --             9,590
Cash and cash equivalents at beginning
  of period ..........................             1,428                363             176            --             1,967
                                         ---------------    ---------------    ------------    ------------    ------------
Cash and cash equivalents at end of
  period .............................   $        10,814    $           553    $        190    $       --      $     11,557
                                         ===============    ===============    ============    ============    ============


                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          FOR YEAR ENDED APRIL 30, 1997
                                 (IN THOUSANDS)

                                                                                   NON-
                                              PARENT           GUARANTORS       GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                         ---------------    ---------------    -------------    -------------    -------------
OPERATING ACTIVITIES:
Net income (loss) ....................   $         2,991    $         3,394    $      (2,961)   $        (960)   $       2,464
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Equity in earnings of subsidiaries .              (960)              --               --                960             --
  Depreciation and amortization ......             4,926              1,545              122             --              6,593
  Deferred income taxes ..............              (783)              --               --               --               (783)
  Provision for doubtful accounts
    receivable .......................               229                 40               36             --                305
  Provision for stock awards .........             2,807               --               --               --              2,807
  Loss on sale and disposition of
    property and equipment ...........                21                138             --               --                159
  Changes in operating assets and
    liabilities:
    Accounts receivable-- trade ......            (2,110)               264             (759)            --             (2,605)
    Accounts  receivable from/payable
      to affiliates ..................               722             (3,872)           3,778             --                628
    Prepaid expenses and other .......              (617)               (25)            (330)            --               (972)
    Accounts payable and accrued
      liabilities ....................             1,130                 48              397             --              1,575
    Income taxes payable .............               975                114              403             --              1,492
                                         ---------------    ---------------    -------------    -------------    -------------
Net cash provided by operating
  activities .........................             9,331              1,646              686             --             11,663

INVESTING ACTIVITIES:
Additions to revenue-producing tools
  and inventory ......................           (18,474)            (2,099)          (1,252)            --            (21,825)
Inventory transferred to cost of
  rentals ............................             3,805              1,207              901             --              5,913
Revenue-producing tools lost in hole,
  abandoned and sold .................             2,622               (639)            --               --              1,983
Additions to property and equipment ..              (547)               (22)             (91)            --               (660)
Proceeds from sale of property and
  equipment ..........................               277               (136)             (15)            --                126
Acquisition ..........................            (1,584)              --               --               --             (1,584)
                                         ---------------    ---------------    -------------    -------------    -------------
Net cash used in investing activities            (13,901)            (1,689)            (457)            --            (16,047)

FINANCING ACTIVITIES:
Proceeds from the issuance of debt ...               400               --               --               --                400
Payments on outstanding debt .........            (5,198)              --               --               --             (5,198)
Payment of promissory note ...........            (5,000)              --               --               --             (5,000)
Net proceeds from sale of common
  stock ..............................            27,649               --               --               --             27,649
Purchase of treasury stock ...........              (234)              --               --               --               (234)
                                         ---------------    ---------------    -------------    -------------    -------------
Net cash provided by financing
  activities .........................            17,617               --               --               --             17,617
                                         ---------------    ---------------    -------------    -------------    -------------
Increase (decrease) in cash and cash
  equivalents ........................            13,047                (43)             229             --             13,233
Cash and cash equivalents at beginning
  of period ..........................             1,428                363              176             --              1,967
                                         ---------------    ---------------    -------------    -------------    -------------
Cash and cash equivalents at end of
  period .............................   $        14,475    $           320    $         405    $        --      $      15,200
                                         ===============    ===============    =============    =============    =============



                             See accompanying notes.

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          FOR YEAR ENDED APRIL 30, 1996
                                 (IN THOUSANDS)

                                                                                    NON-
                                               PARENT           GUARANTORS       GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                          ---------------    ---------------    -------------    -------------    -------------
OPERATING ACTIVITIES:
Net income (loss) .....................   $         3,097    $          (132)   $         667    $      (1,018)   $       2,614
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Equity in earnings of subsidiaries ..            (1,018)              --               --              1,018             --
  Depreciation and amortization .......             4,324              1,344               58             --              5,726
  Deferred income taxes ...............              (816)              --               --               --               (816)
  Provision for doubtful accounts
    receivable ........................               204                 52             --               --                256
  Loss on sale and disposition of
    property and equipment ............                 6               --               --               --                  6
  Changes in operating assets and
    liabilities:
    Accounts receivable-- trade .......              (278)              (437)          (1,783)            --             (2,498)
    Accounts receivable from/payable to
      affiliates ......................            (3,251)             1,644            1,069             --               (538)
    Prepaid expenses and other ........               332                  2               13             --                347
    Accounts payable and accrued
      liabilities .....................            (1,138)               105              101             --               (932)
    Income taxes payable ..............               338                 92              311             --                741
                                          ---------------    ---------------    -------------    -------------    -------------
Net cash provided by operating
  activities ..........................             1,800              2,670              436             --              4,906

INVESTING ACTIVITIES:
Additions to revenue-producing  tools
  and inventory .......................            (9,267)            (2,576)            (330)            --            (12,173)
Inventory transferred to cost of
  rentals .............................             4,078              1,107              336             --              5,521
Revenue-producing tools lost in hole,
  abandoned and sold ..................             3,988             (1,437)            --               --              2,551
Additions to property and equipment ...              (870)               320             (333)            --               (883)
Proceeds from sale of property and
  equipment ...........................             1,247               (307)             (24)            --                916
                                          ---------------    ---------------    -------------    -------------    -------------
Net cash used in investing activities .              (824)            (2,893)            (351)            --             (4,068)

FINANCING ACTIVITIES:
Proceeds from the issuance of debt ....             1,300               --               --               --              1,300
Payments on outstanding debt ..........            (1,967)              --               --               --             (1,967)
                                          ---------------    ---------------    -------------    -------------    -------------
Net cash provided by financing
  activities ..........................              (667)              --               --               --               (667)
                                          ---------------    ---------------    -------------    -------------    -------------
Increase (decrease) in cash and cash
  equivalents .........................               309               (223)              85             --                171
Cash and cash  equivalents at beginning
  of period ...........................             1,119                586               91             --              1,796
                                          ---------------    ---------------    -------------    -------------    -------------
Cash and cash equivalents at end of
  period ..............................   $         1,428    $           363    $         176    $        --      $       1,967
                                          ===============    ===============    =============    =============    =============



                             See accompanying notes.

A. SIGNIFICANT ACCOUNTING POLICIES

Elimination Entries

    Revenues and related cost of sales have been presented net of intercompany transactions.

B. OTHER

    Notes 1 through 18 should be read in conjunction with the Condensed Consolidating Financial Statements.

20. REPORTABLE SEGMENTS

    The Company has two reportable segments: Downhole Products and Services and Underbalanced Drilling. The Downhole Products and Services segment primarily provides downhole hole tools for rental, directional drilling services,electric wireline and tubing conveyed perforating services and tubular testing and handling services. The Underbalanced Drilling segment provides air drilling services and underbalanced drilling equipment packages. The accounting policies used to determine the segment information are the same as those described in Note 3.

    Export sales to unaffiliated customers included in domestic revenues were $406,000, $977,000 and $1.8 million in the years ended December 31, 1998 and April 30, 1997 and 1996, respectively. $430,000 for the eight month period ended December 31, 1997.

                                                             8 MONTHS
                                         YEAR ENDED            ENDED              YEAR ENDED        YEAR ENDED
                                     DECEMBER 31, 1998    DECEMBER 31, 1997     APRIL 30, 1997    APRIL 30, 1996
                                      -----------------    -----------------     --------------    --------------
Revenues:

Downhole Products & Services
      Rental Revenue                  $      61,255        $      42,454        $      49,497      $      42,987
      Products & Services                    37,483               13,519               16,954             15,952
                                      -------------        -------------        -------------      -------------
          Total                              98,738               55,973               66,451             58,939

Underbalanced Drilling
     Products & Services                      2,554                1,491                   --                 --
     Underbalanced Drilling                  31,025               18,685                   --                 --
                                      -------------        -------------        -------------      -------------
          Total                              33,579               20,176                   --                 --
                                      -------------        -------------        -------------      -------------
Total Reportable Segment Revenue      $     132,317        $      76,149        $      66,451      $      58,939
                                      =============        =============        =============      =============
Interest Expense

Downhole Products & Services          $          --        $         966        $         833      $         967
Underbalanced Drilling                          144                   81                   --                 --
                                      -------------        -------------        -------------      -------------
Total Reportable Segment Interest     $         144        $       1,047        $         833      $         967
                                      =============        =============        =============      =============

Depreciation and Amortization Expense:

Downhole Products & Services          $      10,249        $       5,020        $       6,289      $       5,522
Underbalanced Drilling                        6,395                2,554                   --                --
                                      -------------        -------------        -------------      -------------
Total Reportable Segment
     Depreciation and Amortization    $     16,644         $      7,574         $      6,289       $      5,522
                                      =============        =============        =============      =============
Reorganization Costs:

Downhole Products & Services          $         406        $       2,449        $          --      $          --
Underbalanced Drilling                           --                   --                   --                 --
                                      -------------        -------------        -------------      -------------
Total Reportable Segment
     Reorganization Costs             $         406        $       2,449        $          --      $          --
                                      =============        =============        =============      =============
Provision for Asset Impairment:

Downhole Products & Services          $      50,681        $          --        $          --      $          --
Underbalanced Drilling                           --                   --                   --                 --
                                      -------------        -------------        -------------      -------------

Total Reportable Segment
  Asset Impairment                    $      50,681        $          --        $          --      $          --
                                      =============        =============        =============      =============
Operating Income:

Downhole Products & Services
Underbalanced Drilling                $     (54,163)       $       6,360        $      13,852      $      11,910
                                              7,148                7,255                   --                 --
                                      -------------        -------------        -------------      -------------
Total Reportable Segment
  Operating Income                    $     (47,015)       $      13,615        $      13,852      $      11,910
                                      =============        =============        =============      =============
Segment Assets:

Downhole Products & Services          $     143,084        $      77,580        $      61,820      $      52,684
Underbalanced Drilling                       79,578               66,017                   --                 --
                                      -------------        -------------        -------------      -------------
Total Reportable Segment
  Assets                              $     222,662        $     143,597        $      61,820      $      52,684
                                      =============        =============        =============      =============

Underbalanced drilling segment assets include the Company's investment in joint venture.

Expenditure for Long-Lived Assets:

Downhole Products & Services          $      38,541        $      16,917        $      15,968      $       6,840
Underbalanced Drilling                        8,722                7,382                   --                 --
                                      -------------        -------------        -------------      -------------
Total Reportable Segment Expenditures $      47,263        $      24,299        $      15,968      $       6,840
                                      =============        =============        =============      =============

A reconciliation of operating income from segments to consolidated total operating income is as follows:



                                                             8 MONTHS
                                         YEAR ENDED            ENDED              YEAR ENDED         YEAR ENDED
                                      DECEMBER 31, 1998    DECEMBER 31, 1997     APRIL 30, 1997    APRIL 30, 1996
                                      -----------------    -----------------     --------------    --------------
Operating Income (Loss)
Total Operating Income/Loss for
  Reportable Segments                      $(47,015)            $13,615              $13,852          $11,910
Non-Operating Segments
  Selling, General and Administrative        13,649               6,163                7,218            7,491
  Depreciation & Amortization                 7,837                 532                  304              204
  Reorganization Costs                        3,007                   4                   --               --
  Non-Cash Compensation Expense                 711                 661                2,807               --
  Provision for Asset Impairment                 12                  --                   --               --
  Interest Expense                           24,285               4,205                   --               --
Other Income/Expense                         (3,383)               (946)                (452)             174
                                           --------             -------               ------           ------
      Consolidated Income (Loss) Before
      Taxes and Extraordinary Item         $(93,133)            $ 2,996              $ 3,975          $ 4,041
                                           ========             =======              =======          =======

A reconciliation of segment assets to consolidated assets impairment is as follows:


                                                             8 MONTHS
                                         YEAR ENDED            ENDED              YEAR ENDED         YEAR ENDED
                                      DECEMBER 31, 1998    DECEMBER 31, 1997     APRIL 30, 1997    APRIL 30, 1996
                                      -----------------    -----------------     --------------    --------------

Total Assets Impairment for
  Reportable Segments                       $50,681              $    --              $    --         $   --
Total Assets Impairment for
  Non-Operating Segment                       2,376                   --                   --             --
                                            -------               -------              -------        -------
      Total Asset Impairment                 53,057                   --                   --             --
                                            =======               =======              =======        =======

A reconciliation of segment assets to consolidated total assets is as follows:


                                                             8 MONTHS
                                         YEAR ENDED            ENDED              YEAR ENDED         YEAR ENDED
                                      DECEMBER 31, 1998    DECEMBER 31, 1997     APRIL 30, 1997    APRIL 30, 1996
                                      -----------------    -----------------     --------------    --------------

Total Assets for Reportable Segments        222,662              143,597               61,820         52,013
Non-Operating Segment Assets                 49,511               65,680               20,538          3,865
                                            -------              -------               ------         ------
Consolidated Assets                         272,173              209,277               82,358         55,878
                                            =======              =======               ======         ======

Non-operating segment assets primarily consists of cash and cash equivalents, corporate property and equipment and certain deferred costs.

A reconciliation of expenditures for reportable segments to consolidated expenditures is as follows:

                                                             8 MONTHS
                                         YEAR ENDED            ENDED              YEAR ENDED         YEAR ENDED
                                      DECEMBER 31, 1998    DECEMBER 31, 1997     APRIL 30, 1997    APRIL 30, 1996
                                      -----------------    -----------------     --------------    --------------

Total Expenditures for Reportable
  Segments                                  47,263               24,299               15,968          6,840
Total Expenditures for Non-Operating
  Segments                                   2,454                  501                  604            695
                                           -------              -------               ------         ------
     Total Consolidated Expenditures        49,717               24,800               16,572          7,535
                                           =======              =======               ======          =====

Operating revenues for reportable segments by geographic area are as follows:


                                                             8 MONTHS
                                         YEAR ENDED            ENDED              YEAR ENDED         YEAR ENDED
                                      DECEMBER 31, 1998    DECEMBER 31, 1997     APRIL 30, 1997    APRIL 30, 1996
                                      -----------------    -----------------     --------------    --------------

     Domestic                               68,833               36,555               40,223           34,370
     Canada                                 10,203                5,167                  --               --
     Europe                                 10,970                4,979                7,297            7,349
     West Africa                             6,530                1,879                2,559            2,059
     Latin America                          21,790               18,337               11,670           11,032
     Middle East                             5,440                2,204                1,036              563
     Southeast Asia                          8,551                7,028                3,666            3,566
                                           -------              -------               ------           ------
       Total                               132,317               76,149               66,451           58,939
                                           =======              =======               ======           ======

Long-lived assets by geographic area are as follows:

                                                             8 MONTHS
                                         YEAR ENDED            ENDED              YEAR ENDED         YEAR ENDED
                                      DECEMBER 31, 1998    DECEMBER 31, 1997     APRIL 30, 1997    APRIL 30, 1996
                                      -----------------    -----------------     --------------    --------------

     Domestic                              147,180               88,989               35,371          26,425
     Canada                                 12,671               10,082                  --              --
     Europe                                 25,473                6,248                5,884           5,119
     West Africa                             4,182                  122                  178             221
     Latin America                           5,502                4,063                3,434           3,205
     Middle East                             3,375                1,147                  307             121
     Southeast Asia                          3,004                1,419                1,529           1,114
                                           -------              -------               ------          ------
       Total                               201,387              112,070               46,703          36,205
                                           =======              =======               ======          ======

21. QUARTERLY INFORMATION

     Selected unaudited quarterly data for the years ended December 31 are as follows:

                                                FOR THE QUARTER ENDED
                             -----------------------------------------------------------
                                MARCH 31        JUNE 30      SEPTEMBER 30   DECEMBER 31
                             -------------- --------------  -------------- -------------
                              (IN THOUSANDS, EXCEPT PER SHARE AND COMMON STOCK PRICE)
 Year Ending December 31,
   1998
 Operating revenues.....       $ 38,020       $ 33,779        $ 31,220       $ 29,298
 Operating income (loss)          3,412         (1,989)         (8,195)(d)    (65,315)(b),(c),(d)
 Loss before
   extraordinary item...         (1,705)        (7,709)        (15,043)(d)    (70,791)(b),(c),(d)
 Net loss ..............        (19,284)        (7,709)        (15,043)(d)    (70,791)(b),(c),(d)
 Dividends..............           0.00           0.00            0.00           0.00
 Loss per share before
   extraordinary item:
   Basic................          (0.18)         (0.77)          (1.50)         (7.05)
   Diluted..............          (0.18)         (0.77)          (1.50)         (7.05)
 Loss per share:
   Basic................          (2.08)         (0.77)          (1.50)         (7.05)
   Diluted..............          (2.07)         (0.77)          (1.50)         (7.05)
 Common stock price:
   High.................          10.50           9.88            6.38           2.06
   Low..................           7.38           5.75            2.00            .38

 Year Ending December 31,
   1997
 Operating revenues.....       $ 16,177       $ 18,896        $ 29,801       $ 32,511
 Operating income (loss)            578         (1,387)          3,395          3,950
 Net income (loss)......            221         (1,526)          1,243          1,010(a)
 Dividends..............           0.00           0.00            0.00           0.00
 Earnings (loss) per
 share:.................
   Basic................           0.02          (0.16)           0.14           0.11
   Diluted..............           0.02          (0.16)           0.13           0.11
 Common stock price:
   High.................          11.00           7.25           12.38          14.75
   Low..................           6.75           5.38            6.25          10.25

----------

(a) Reflects the impact of non-cash compensation expense during the period of $894,000 pretax and $572,000 after tax in the third quarter and $1.9 million pretax and $1.3 million after tax in the fourth quarter.

(b) Reflects the impact of non-cash compensation expensed during the period of $185,000, $286,000, $133,000, and $107,000 pretax in the first, second, third and fourth quarters, respectively.

(c) Reflects the impact of the provision for asset impairment of $53.0 million incurred in the fourth quarter.

(d) Reflects the impact of reorganization costs of $2.4 million and $1.0 million in the third and fourth quarters, respectively.

                            DAILEY INTERNATIONAL INC.

                  SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS


                                                                              ADDITIONS
                                                            BALANCE    ----------------------
                                                              AT       CHARGED TO    CHARGED                   BALANCE
                                                           BEGINNING   COSTS AND     TO OTHER                 AT END OF
                                 DESCRIPTION               OF PERIOD    EXPENSES     ACCOUNTS   WRITE-OFFS     PERIOD
                              ------------------          ----------   ---------    ---------  ------------  ----------
Fiscal year ended April
  30, 1996.................   Allowance for
                              doubtful accounts           $1,356,000   $ 256,000    $       0   $(287,000)   $1,325,000
                                                          ==========   =========    =========   =========    ==========

                              Inventory reserve           $  892,000   $       0    $       0   $ (88,000)   $  804,000
                                                          ==========   =========    =========   =========    ==========

Fiscal year ended April
  30, 1997.................   Allowance for
                              doubtful accounts           $1,325,000   $ 305,000    $       0   $(154,000)   $1,476,000
                                                          ==========   =========    =========   =========    ==========

                              Inventory reserve           $  804,000   $       0    $       0   $(242,000)   $  562,000
                                                          ==========   =========    =========   =========    ==========

Eight months ended
  December 31, 1997........   Allowance for
                              doubtful accounts           $1,476,000   $ 490,000    $       0   $(182,000)   $1,784,000
                                                          ==========   =========    =========   =========    ==========

                              Inventory reserve           $  562,000   $  46,000    $       0   $  (2,000)   $  606,000
                                                          ==========   =========    =========   =========    ==========

Fiscal year ended
  December 31, 1998........   Allowance for
                              doubtful accounts          $1,784,000   $2,783,000   $ (15,000)  $(126,000)   $4,426,000
                                                         ==========   ==========   ==========  ==========   ==========

                              Inventory reserve          $  606,000   $ 676,000    $       0   $(158,000)   $1,124,000
                                                         ==========   =========    =========   ==========   ==========